Exhibit 2.1

Execution Copy

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

NOTE: PORTIONS OF THIS AGREEMENT ARE THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE

SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN

REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED

LANGUAGE.

STOCK PURCHASE AGREEMENT

By and Among

THE SELLERS NAMED HEREIN,

BROADRIDGE INVESTOR COMMUNICATION SOLUTIONS, INC.

and

BROADRIDGE FINANCIAL SOLUTIONS, INC.

Dated as of November 23, 2010

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

i

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(continued)

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(continued)

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(continued)

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Confidential Treatment of the Bracketed and Highlighted Portions of this Agreement is Requested by Broadridge Financial Solutions, Inc. pursuant to 17 C.F.R. 200.83

STOCK PURCHASE AGREEMENT

Stock Purchase Agreement (“Agreement”), dated as of November 23, 2010 by and among the parties set forth on Schedule A annexed hereto and any additional party added to Schedule A prior to Closing (“Sellers”), Broadridge Investor Communication Solutions, Inc., a Delaware corporation (“Purchaser”) and, solely for purposes of Sections 4.10, 4.11, 4.12 and 11.11, Broadridge Financial Solutions, Inc., a Delaware corporation (“Guarantor”). Certain capitalized terms have the meanings given to such terms in Article I.

RECITALS

A. WHEREAS, Sellers are the owners of all of the outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), of Matrix Financial Solutions, Inc., a Delaware corporation (“Company”);

B. WHEREAS, Purchaser wishes to purchase from Sellers, and Sellers wish to sell to Purchaser, the Company Common Stock in accordance with the provisions set forth herein; and

C. WHEREAS, Purchaser is a wholly-owned subsidiary of Guarantor and Guarantor wishes to guarantee the payment and performance by Purchaser of all liabilities, obligations, covenants and agreements of Purchaser set forth in this Agreement and the Escrow Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“12b-1 Agreement” shall mean an agreement between a Company Subsidiary and a company registered under the Investment Company Act, or an agent of such company, that is related to a plan pursuant to Rule 12b-1 under the Investment Company Act.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Affiliate” of a Person shall mean any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreed Claims” shall have the meaning stated in Section 10.4(c).

“Agreement” shall have the meaning stated in the preamble to this document.

“Balance Sheet” shall have the meaning stated in Section 3.6(a).

“Balance Sheet Date” shall have the meaning stated in Section 3.6(a).

“Business Day” shall mean any day that the New York Stock Exchange is open for trading.

“Bluff Point” shall have the meaning stated in Section 7.10.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of Company filed with the Delaware Secretary of State on August 30, 2004, as amended by the Certificate of Amendment of the Certificate of Incorporation of Company filed with the Delaware Secretary of State on August 3, 2007 and currently in effect.

“Claim Certificate” shall have the meaning stated in Section 10.4(a).

“Client” means any Person to which Company or any Company Subsidiary provides investment management or investment advisory services, including any sub-advisory services, pursuant to an Investment Advisory Agreement.

“Closing” shall have the meaning stated in Section 2.5(a).

“Closing Balance Sheet” shall have the meaning stated in Section 2.3(c).

“Closing Date” shall mean the date on which the Closing actually occurs.

“Closing Working Capital” shall have the meaning stated Section 2.3(d).

“COBRA” means Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and any similar state law.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning stated in the first Recital.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“Company 401(k) Plan” means the Matrix Financial Solutions, Inc. Employee Savings Plan (Plan No. 001).

“Company Accountants” shall have the meaning stated in Section 6.8.

“Company Benefit Plans” shall have the meaning stated in Section 3.11(a).

“Company Common Stock” shall have the meaning stated in Recital A.

“Company Financial Statements” shall have the meaning stated in Section 3.6(a).

“Company Intellectual Property” shall have the meaning stated in Section 3.18(a).

“Company Options” shall have the meaning stated in Section 2.1.

“Company Subsidiary” and “Company Subsidiaries” shall have the meaning stated in Section 3.1(b).

“Company’s Back-Up System” shall have the meaning stated in Section 3.22(c).

“Company’s Systems” shall have the meaning stated in Section 3.22(c).

“Competitive Business” shall mean a business, other than the Company, Purchaser, or any of their respective Affiliates, that directly engages in any or all of the following services: [****].

“Confidentiality Agreement” shall mean the Confidentiality Agreement dated as of August 9, 2010 by and between Matrix Financial Solutions, Inc. and Purchaser (as it may be amended from time to time).

“Corporate Entity” shall mean a bank, corporation, partnership, limited liability company, limited liability partnership or other organization, whether an incorporated or unincorporated organization.

“Covered Employees” shall have the meaning stated in Section 7.5(a).

“Damages” shall mean all costs, damages, liabilities, awards, judgments, losses or costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and consultants’ fees and expenses) actually suffered or incurred. provided, however, that Damages shall not include lost profits or opportunity costs or consequential, incidental, special, indirect, exemplary or punitive damages, and provided further that Damages shall not include any liability or obligation accrued or otherwise reserved for on the Closing Balance Sheet and included in the calculation of the Closing Working Capital.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“Designated Purchaser Representations” shall have the meaning stated in Section 10.1.

“Designated Sellers Representations” shall have the meaning stated in Section 10.1.

“Disclosure Schedule” shall mean the document dated the date of the Agreement delivered by Sellers to Purchaser prior to the execution and delivery of the Agreement and referring to the representations and warranties of Sellers in the Agreement.

“Dispute” shall mean any dispute regarding one or more claims for money damages based upon, arising out of or in any way connected with this Agreement or the transactions contemplated in this Agreement.

“ERISA” shall have the meaning stated in Section 3.11(a).

“ERISA Affiliate” means any Person or other entity at any relevant time considered a single employer under Code Section 414 with the Company or any Subsidiary; or any member of a controlled group of corporations, group of trades or businesses under common control or affiliated service group that includes the Company or any Subsidiary (as defined for purposes of Section 414(b), (c) and (m) of the Code).

“Escrow Agent” shall mean Capital One, N.A.

“Escrow Agreement” shall mean the Escrow Agreement in the form annexed hereto as Exhibit B.

“Escrow Amount” shall mean $[****].

“Estimated Working Capital” shall have the meaning stated in Section 2.3(a).

“Exchange Optionholders” shall have the meaning stated in Section 2.4(b).

“Exchanged Options” shall have the meaning stated in Section 2.4(b).

“Exchanged Options Value” shall have the meaning stated in Section 2.4(c).

“Final Determination” shall have the meaning stated in Section 11.7(c).

“Final Working Capital” shall have the meaning stated in Section 2.3.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency, arbitrator or commission or other governmental, prosecutorial or regulatory authority or instrumentality, or any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

“Guarantor” shall mean Broadridge Financial Solutions, Inc.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” shall have the meaning stated in Section 10.4(a).

“Indemnifying Party” shall have the meaning stated in Section 10.4(a).

“[****]” shall have the meaning set forth in Section 8.2(e).

“Intellectual Property” shall mean all intellectual property and intellectual property rights, whether protected, created, or arising under the laws of the United States or a foreign jurisdiction, including, but not limited to, all patents, trademarks, trade names, trade dress, service marks, domain names, logos, slogans, brand names, corporate names, database rights, copyrights and any applications therefor, copyrightable works, mask works, net lists, technology, discoveries, improvements, web sites, know-how, trade secrets, ways of doing business, goodwill of the business, inventory, ideas, algorithms, processes, industrial designs, techniques, inventions, computer software programs or applications (in both source code and object code form), tangible or intangible confidential or proprietary information or material of a Person, all registrations or applications for registration of any of the foregoing, including all reissues, divisions, continuations and extensions thereof, and all goodwill associated with any of the foregoing.

“Investment Advisory Agreement” means an agreement under which Company or a Company Subsidiary acts as an investment adviser or sub-adviser to, or manages any investment or trading account of, any Client.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” shall mean that the party to which the statement is attributed has actual knowledge without any implication of verification or investigation concerning such knowledge, provided that the Company shall not be deemed to have “Knowledge” of a matter unless one of the following individuals has actual Knowledge of that matter: [****].

“Leroy Street Lease” shall have the meaning stated in Section 8.2(d).

“Lien” shall mean any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind.

“Look-Back Period” shall have the meaning stated in Section 7.9(b)(i).

“Material Adverse Effect” shall mean, with respect to Sellers, any effect that (i) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of Company and Company

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Subsidiaries taken as a whole or (ii) prevents, or would be reasonably likely to prevent, Sellers from consummating the transactions contemplated hereby, other than (in the case of clause (i) above) (A) any effect resulting from changes after the date hereof relating to the economy in general, including market fluctuations and changes in interest rates, or to Company’s industry in general, (B) any failure, in and of itself, by Company or any Company Subsidiary to meet revenue or earnings projections (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to contribute, or be taken into account in determining whether a Material Adverse Effect has occurred), (C) any effect resulting from changes after the date hereof in laws, rules or regulations, or interpretations thereof by Governmental Entities or from changes in GAAP or regulatory accounting principles that affect in general the businesses in which Company and Company Subsidiaries are engaged, (D) any effect resulting from changes after the date hereof in global or national political conditions, including the outbreak of war or acts of terrorism, or (E) any effect resulting from the announcement or consummation of this Agreement or the transactions contemplated hereby or the taking of any action required or permitted in connection with this Agreement.

“Material Contracts” shall have the meaning stated in Section 3.14(a).

“Material Revenue Sharing Agreement” shall mean the Company’s fifty (50) largest revenue sharing agreements based upon revenue generated during the 12-month period immediately preceding the Balance Sheet Date.

“Notice of Arbitration” shall have the meaning stated in Section 11.7(b).

“Option Surrender Agreement” shall have the meaning stated in Section 2.4.

“Optionholders” shall have the meaning stated in Section 2.4(a).

“Paying Agent” shall mean the Person designated by Sellers to act as agent for Sellers in the receipt and disbursement of the Purchase Price.

“Per Share Purchase Price” shall have the meaning stated in Section 2.2.

“Permitted Encumbrances” shall mean (a) mechanics’, materialmens’, landlord’s, workmens’, repairmens’, contractors’ or other similar Liens arising or incurred in the ordinary course of business, (b) easements, rights-of-way, covenants, conditions, restrictions and other similar charges and encumbrances of record not interfering with the ordinary conduct of the business of the Company or detracting from the use, occupancy, value or marketability of title of the assets subject thereto, (c) Liens for Taxes not yet due and payable, and (d) purchase money Liens or Liens securing rental payments under capital lease arrangement.

“Person” shall mean any individual, Corporate Entity or Governmental Entity.

“Policies” shall have the meaning stated in Section 3.22(a).

“Post-Closing Tax Period” shall have the meaning stated in Section 6.2(a).

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“Pre-Closing Tax Period” shall have the meaning stated in Section 6.1.

“Prima” shall have the meaning stated in Section 2.3(i).

“Prima Agreement” shall have the meaning stated in Section 2.3(i).

“Prima Minority Shareholders” shall have the meaning stated in Section 2.3(i).

“Prior Period Returns” shall have the meaning stated in Section 6.1.

“Pro Rata Share” shall have the meaning stated in Section 10.2.

“Purchase Price” shall have the meaning stated in Section 2.2.

“Purchaser” shall mean Broadridge Investor Communication Solutions, Inc.

“Purchaser Benefit Plans” shall have the meaning stated in Section 7.5(c)

“Purchaser Indemnitees” shall have the meaning stated in Section 10.2.

“Purchaser Representatives” shall have the meaning stated in Section 7.2(a).

“Regulatory Agencies” shall have the meaning stated in Section 3.5.

“Requisite Regulatory Approvals” shall have the meaning stated in Section 3.4.

“Sellers” shall mean the parties identified on Exhibit A annexed hereto.

“Sellers’ Representative” shall have the meaning stated in Section 2.7(a).

“Seller Indemnitees” shall have the meaning stated in Section 10.3.

“Seller Tax Contests” shall have the meaning stated in Section 6.6(a).

“Specified Sellers” shall mean [****].

“Straddle Period” shall have the meaning stated in Section 6.1.

“Subsidiary” shall mean, when used with respect to any party, any Corporate Entity which is consolidated with such party for financial reporting purposes.

“Target Working Capital” shall have the meaning stated in Section 2.3(b).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, license, intangibles, franchise, backup withholding, environmental, occupation, alternative or add-on minimum taxes, imposed by any Governmental Entity, and other taxes, charges, levies or like assessments, and including all penalties and additions to tax and interest thereon.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“Tax Return” shall mean any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied to a Governmental Entity.

“Trinity Lease” shall have the meaning stated in Section 7.10.

“Welfare Plan” has the meaning set forth in Section 3.11(g).

ARTICLE II

SALE AND PURCHASE OF THE COMPANY COMMON STOCK

2.1 Sale and Purchase of the Company Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, each Seller, severally and not jointly, agrees to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase from each Seller, the number of shares of Company Common Stock set forth opposite the name of each Seller on Exhibit A annexed hereto under the heading “Share Ownership,” free and clear of any Liens or rights or claims of others. Not later than three Business Days prior to Closing, Sellers’ Representative shall deliver to Purchaser an updated Schedule A that reflects any changes to Schedule A occurring between the date of this Agreement and the Closing Date as a result of the exercise or cancellation and exchange of outstanding options (“Company Options”) to purchase shares of Company Common Stock pursuant to Section 2.4 hereof.

2.2 Purchase Price. The purchase price payable by Purchaser for the Company Common Stock shall be $201,000,000, less any indebtedness of the Company for borrowed money and any interest accrued thereon outstanding at Closing, subject to adjustment as set forth in Section 2.3 (the “Purchase Price”). The “Per Share Purchase Price” shall mean an amount equal to the quotient of (a) $201,000,000, less any indebtedness of the Company for borrowed money and any interest accrued thereon outstanding at Closing, (i) minus the Escrow Amount and (ii) plus or minus the net amount of any adjustments under Section 2.3(c), divided by (b) the aggregate number of shares of Company Common Stock outstanding on the Closing Date, after giving effect to the provisions of Section 2.4 hereof. At Closing each Seller shall be entitled to receive an amount equal to the Per Share Purchase Price multiplied by the number of shares of Company Common Stock transferred and assigned by such Seller to Purchaser at Closing as set forth on Exhibit A, as updated.

2.3 Adjustment to the Purchase Price.

(a) No later than [****] Business Days prior to the date on which the Closing is scheduled to occur, Sellers’ Representative (on behalf of Sellers) shall deliver to Purchaser a good faith estimate of the Closing Balance Sheet (the “Estimated Closing

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Balance Sheet”) prepared on a consolidated basis, in accordance with GAAP and the policies, practices and methodologies used in connection with the preparation of the Balance Sheet and in the format used for the reference computations attached as Annex A hereto (the “Reference Computations”), and, based on such Estimated Closing Balance Sheet, Sellers’ representative shall also provide Purchaser with the following, each prepared by Sellers’ Representative in good faith:

(i) an estimate of the Company’s Working Capital as of the Closing Date (the “Estimated Working Capital.”)

(ii) an estimate of the Company’s Cash as of the Closing Date (the “Estimated Cash”.)

(iii) an estimate of the amount of regulatory capital (including Cash) required to be maintained as of the Closing Date by MG Trust Company, LLC (“MG Trust”) and MSCS Financial Services, LLC (“MSCS Financial”) ( the “Estimated Regulatory Capital”).

(iv) an estimate of the Trust Net Capital Assets as of the Closing Date (the “Estimated Trust Net Capital Assets”).

(v) an estimate of the Broker Net Capital Assets as of the Closing Date (the “Estimated Broker Net Capital Assets”).

(b) Copies of all workpapers and other documents used in the calculation of Estimated Working Capital, Estimated Regulatory Capital, Estimated Trust Net Capital Assets and Estimated Broker Net Capital Assets as Purchaser may reasonably request in order for Purchaser to confirm to its reasonable satisfaction, the accuracy of Sellers Representative’s estimates under Section 2.3(a) and determine the adjustments, if any, to be made to the Purchase Price hereunder.

(c) The Purchase Price payable as of the Closing Date shall be adjusted as follows:

(i) increased by the amount by which Estimated Working Capital exceeds Target Working Capital, or decreased by the amount by which Estimated Working Capital is less than Target Working Capital;

(ii) increased by the amount of Estimated Cash;

(iii) decreased by the amount of Estimated Regulatory Capital;

(iv) increased by any surplus or decreased by any deficit of Estimated Trust Net Capital Assets; and

(v) increased by any surplus or decreased by any deficit of Estimated Broker Net Capital Assets.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(d) As promptly as practicable, but no later than 60 days after the Closing Date, Purchaser will cause to be prepared and delivered to Sellers’ Representative a consolidated balance sheet of Company and Company Subsidiaries as of the close of business on the Closing Date (which shall reflect fully the effectuation of the transactions contemplated by this Agreement) prepared in accordance with GAAP and the policies, practices and methodologies used in connection with the preparation of the Balance Sheet and provided in the format used for the Reference Computations (the “Closing Balance Sheet”). The Closing Balance Sheet will be accompanied by a certificate of Purchaser specifying that it was prepared in accordance with the provisions of this Section and setting forth Purchaser’s calculation of Closing Date Cash, Closing Working Capital, Closing Regulatory Capital, Closing Trust Net Capital Assets and Closing Broker Net Capital Assets.

If Sellers’ Representative disagrees with Purchaser’s calculation of Closing Date Cash, Closing Working Capital, Closing Regulatory Capital, Closing Trust Net Capital Assets or Closing Broker Net Capital Assets, Sellers’ Representative may, within 45 days after Purchaser’s delivery of the Closing Balance Sheet, deliver a notice to Purchaser disagreeing with such calculation(s), setting forth, in reasonable detail, Sellers’ Representative’s grounds for such disagreement, and specifying Sellers’ Representative’s calculation of such amount.

(e) If a notice of disagreement shall be duly delivered pursuant to the preceding subsection, the Purchaser and Sellers’ Representative shall, during the 15 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Date Cash, Closing Working Capital, Closing Regulatory Capital, Closing Trust Net Capital Assets and Closing Broker Net Capital Assets (as the case may be), which amount shall not be less than the amount thereof shown in Purchaser’s calculations delivered pursuant to Section 2.3(c) nor more than the amount thereof shown in Sellers’ calculation delivered pursuant to Section 2.3(d). If Purchaser and Sellers’ Representative are unable to reach such agreement during such period, they shall mutually agree upon independent accountants of nationally recognized standing reasonably satisfactory to Purchaser and Sellers’ Representative (who shall not have any material relationship with the Company, Purchaser or Sellers), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Date Cash, Closing Working Capital, Closing Regulatory Capital, Closing Trust Net Capital Assets and Closing Broker Net Capital Assets (as the case may be). In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Purchaser’s calculation of Closing Date Cash, Closing Working Capital, Closing Regulatory Capital, Closing Trust Net Capital Assets or Closing Broker Net Capital Assets (as the case may be) as to which Sellers have disagreed. Such independent accountants shall deliver to Purchaser and Sellers’ Representative, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Purchaser and Sellers. The cost of such review and report shall be borne equally by Purchaser, on the one hand, and Sellers, on the other hand.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(f) Purchaser and Sellers’ Representative agree that they will, and agree to cause their respective independent accountants and each of Company and Company Subsidiaries to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Date Cash, Closing Working Capital, Closing Regulatory Capital, Closing Trust Net Capital Assets and Closing Broker Net Capital Assets and in the conduct of the audits and reviews referred to in this Section 2.3.

(g) (i) If Estimated Cash exceeds Final Cash, the Purchase Price shall be decreased by the amount of such excess, and if Final Cash exceeds Estimated Cash, the Purchase Price shall be increased by the amount of such excess.

(ii) If Estimated Working Capital exceeds Final Working Capital, the Purchase Price shall be decreased by the amount of such excess, and if Final Working Capital exceeds Estimated Working Capital, the Purchase Price shall be increased by the amount of such excess.

(iii) If Estimated Regulatory Capital exceeds Final Regulatory Capital, the Purchase Price shall be increased by the amount of such excess, and if Final Regulatory Capital exceeds Estimated Regulatory Capital, the Purchase Price shall be decreased by the amount of such excess.

(iv) If Estimated Trust Net Capital Assets exceeds Final Trust Net Capital Assets, the Purchase Price shall be decreased by the amount of such excess, and if Final Trust Net Capital Assets exceeds Estimated Trust Net Capital Assets, the Purchase Price shall be increased by the amount of such excess.

(v) If Estimated Broker Net Capital Assets exceeds Final Broker Net Capital Assets, the Purchase Price shall be decreased by the amount of such excess, and if Final Broker Net Capital Assets exceeds Estimated Broker Net Capital Assets, the Purchase Price shall be increased by the amount of such excess.

(h) Upon the completion of all of the determinations set forth in Section 2.3(g), the increases and/or decreases to the Purchase Price resulting therefrom will be netted out and (i) any resulting payment to Sellers so required shall be directed by Sellers’ Representative to be made by Purchaser to the Paying Agent at a mutually convenient place within 10 days after such completion, and (ii) any resulting payment to Purchaser so required shall be made from the Escrow Amount to Purchaser at a mutually convenient place within 10 days after such completion, in either case by wire transfer of immediately available funds.

(i) Company owns 4,000,000 shares of Series C Convertible Preferred Stock of Prima Capital Holding, Inc. (“Prima”) and certain employees of Prima (the “Prima Minority Shareholders”) own an aggregate of 2,423,232 shares of Common Stock of Prima and options to purchase 837,500 shares of Common Stock of Prima. Company and the Prima Minority Shareholders are parties to a Shareholders’ Agreement dated as of May 22, 2007 (the “Prima Agreement”) governing the capital stock of Prima, a copy of which has been furnished to Purchaser. At Closing, Purchaser shall

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

acquire the Company Common Stock subject to the equity interests in Prima held by the Prima Minority Shareholders and the terms and conditions of the Prima Agreement, and no adjustment to the Purchase Price may be based on or arise out of such equity interest or the Prima Agreement.

(j) For purposes of this Section 2.3, the following terms shall be defined as set forth below:

“Broker Net Capital Assets” means the assets of MSCS Financial (excluding Cash), minus the total liabilities of MSCS Financial, and minus the excess, if any, of (i) “Non-Allowable Assets” plus “Haircuts,” over (ii) $[****].

“Cash” means the cash and cash equivalents (including restricted cash and, to the extent not included in the foregoing, cash on deposit with clearing organizations) of the Company and Company Subsidiaries, on a consolidated basis.

“Closing Regulatory Capital” means the amount of Regulatory Capital required to be maintained by MG Trust and MSCS Financial as of the Closing Date.

“Closing Broker Net Capital Assets” means Broker Net Capital Assets as shown on the Closing Balance Sheet, determined as set forth in this Section 2.3.

“Closing Trust Net Capital Assets” means Trust Net Capital Assets as included in the Closing Balance Sheet, determined as set forth in this Section 2.3.

“Closing Working Capital” means Working Capital as included in the Closing Balance Sheet, determined as set forth in this Section 2.3.

“Final Broker Net Capital Assets” means the Broker Net Capital Assets (i) as shown in Purchaser’s calculation delivered pursuant to Section 2.3(c), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.3(d); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and Sellers’ Representative or (B) in the absence of such agreement, as shown in the independent accountant’s calculation delivered pursuant to Section 2.3(e); provided that in no event shall Broker Net Capital Assets be more than Sellers’ calculation of Closing Broker Net Capital Assets delivered pursuant to Section 2.3(d) or less than Purchaser’s calculation of Closing Broker Net Capital Assets delivered pursuant to Section 2.3(c).

“Final Cash” means the actual amount of Cash as of the Closing Date.

“Final Regulatory Capital” means the Regulatory Capital (i) as shown in Purchaser’s calculation delivered pursuant to Section 2.3(c), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.3(d); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and Sellers’ Representative or (B) in the absence of such agreement, as shown in the independent accountant’s calculation delivered pursuant to Section 2.3(e); provided that in no event shall Regulatory Capital be more than Sellers’ calculation of Closing Regulatory Capital delivered pursuant to Section 2.3(d) or less than Purchaser’s calculation of Closing Regulatory Capital delivered pursuant to Section 2.3(c).

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

“Final Trust Net Capital Assets” means the Trust Net Capital Assets (i) as shown in Purchaser’s calculation delivered pursuant to Section 2.3(c), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.3(d); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and Sellers’ Representative or (B) in the absence of such agreement, as shown in the independent accountant’s calculation delivered pursuant to Section 2.3(e); provided that in no event shall Trust Net Capital Assets be more than Purchasers’ calculation of Closing Trust Net Capital Assets delivered pursuant to Section 2.3(d) or less than Seller’s calculation of Closing Trust Net Capital Assets delivered pursuant to Section 2.3(c).

“Final Working Capital” means the Closing Working Capital (i) as shown in Purchaser’s calculation delivered pursuant to Section 2.3(c), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.3(d); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Purchaser and Sellers’ Representative or (B) in the absence of such agreement, as shown in the independent accountant’s calculation delivered pursuant to Section 2.3(e); provided that in no event shall Final Working Capital be more than Sellers’ calculation of Closing Working Capital delivered pursuant to Section 2.3(d) or less than Purchaser’s calculation of Closing Working Capital delivered pursuant to Section 2.3(c).

“Haircuts” shall mean the total amount indicated in Line 6 of the Computation of Net Capital in MSCS’ most recent Form X-17A-5, Focus Report.

“Non-Allowable Assets” shall mean the total amount indicated in Line 9 of the Computation of Net Capital in MSCS’ most recent Form X-17A-5, Focus Report.

“Regulatory Capital” shall mean the amount of capital required to be maintained pursuant to the capital adequacy requirements of the Colorado State Banking Board (to MG Trust) and of the Security and Exchange Commission (as to MSCS Financial).

“Target Working Capital” means $[****].

“Trust Net Capital Assets” means the sum of the assets of MG Trust, (excluding Cash), allowable by the Colorado State Banking Board in the computation of regulatory capital, minus the total liabilities of MG Trust; provided however, that any receivables from affiliates shall only be included to the extent they are from MSCS and equal to an amount no greater than MSCS’ open third-party receivables.

“Working Capital” means the consolidated current assets (excluding Cash) of Company and Company Subsidiaries minus the consolidated current liabilities of Company and Company Subsidiaries [****].

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

2.4 Cancellation of Company Options.

(a) The Board of Directors of Company has adopted resolutions to the effect that each outstanding Company Option held by each holder of a Company Option (each, an “Optionholder” and, collectively, the “Optionholders”) shall become exercisable in full. Not less than three Business Days prior to Closing, each Optionholder shall either exercise its Company Options by paying the cash exercise thereof or, as to any Company Options not so exercised, enter into an option surrender and cancellation agreement (the “Option Surrender Agreement”) pursuant to which such Optionholder shall agree (i) to cancel and exchange such Company Options for shares of Company Common Stock pursuant to Section 2.4(c) below and (ii) to sell, transfer and assign such shares of Company Common Stock to Purchaser at Closing in accordance with the terms and conditions of this Agreement.

(b) Section 2.4(b) of the Disclosure Schedule sets forth, as of the date hereof, the name of each Optionholder, the number of shares of Company Common Stock issuable upon the exercise of each Company Option held by such Optionholder, and the per share exercise price of each such Company Option. At least three Business Days prior to Closing, Sellers’ Representative shall deliver to Purchaser a revised Section 2.4(b) of the Disclosure Schedule identifying those Optionholders who, since the date of this Agreement, have exercised Company Options or have entered into an Option Surrender Agreement to cancel and exchange Company Options for shares of Company Common Stock pursuant to Section 2.4(c) hereof (such electing Optionholders are referred to herein as the “Exchange Optionholders” and the Company Options subject to such election are referred to herein as the “Exchanged Options”), together with executed copies of the Option Surrender Agreements.

(c) Not less than three Business Days prior to Closing, each Exchange Optionholder who has entered into an Option Surrender Agreement shall receive from Company, in cancellation and exchange for its Exchanged Options and in accordance with the terms and conditions of the Option Surrender Agreement, a number of shares of Company Common Stock equal to the quotient obtained by dividing (i) the Exchanged Options Value (as defined below) by (ii) the Per Share Purchase Price. “Exchanged Options Value” shall mean (i) the aggregate number of shares of Company Common Stock issuable upon exercise in full of the Exchanged Options multiplied by (ii) (A) the Per Share Purchase Price minus (B) the average exercise price per share of the Exchanged Options.

(d) The Sellers agree that the Company will treat the issuance of Company Common Stock to any Optionholder that is an employee of the Company or any Subsidiary as a payment of compensation, and will arrange for the withholding of all federal, state, and local income Taxes and employment Taxes required with respect to the issuance of such Company Common Stock. The Sellers and Purchaser agree that (i) any employer FICA Taxes payable by Company or any Company Subsidiary as a result of the issuance of such Common Stock will either be paid prior to the Closing Date or treated as a current liability in the calculation of Closing Working Capital and (ii) any Tax Refund received by the Company or the Purchaser will be paid promptly to Sellers. “Tax

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Refund” shall mean any refund of Taxes received by the Company or the Purchaser attributable to compensation expenses associated with the issuance of the Common Stock to any Optionholder, including a refund of (A) estimated Taxes previously paid in 2010 or (B) any Taxes paid for any previous taxable year.

2.5 The Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the sale of the Company Common Stock to the Purchaser (the “Closing”) shall take place as soon as practicable, and in any event no later than three Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties. The Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017, or at such other location as the parties hereto may agree.

(b) At the Closing:

(i) Purchaser shall deliver (A) the Purchase Price less the Escrow Amount to the Paying Agent, by wire transfer of immediately available funds, and (B) the Escrow Amount to the Escrow Agent, by wire transfer of immediately available funds;

(ii) Escrow Agent, Purchaser and Sellers’ Representative shall execute and deliver the Escrow Agreement;

(iii) Sellers shall deliver to Purchaser the stock certificates representing the Company Common Stock, free and clear of all Liens, duly endorsed (or accompanied by duly executed stock powers);

(iv) Sellers’ Representative shall deliver to Purchaser an Option Surrender Agreement executed by each Exchange Optionholder.

(v) Those individuals listed on Section 2.5(b)(v) of the Disclosure Schedule shall submit their resignations as directors and officers of Company and its Subsidiaries, effective as of immediately prior to the Closing;

(vi) Sellers’ Representative shall deliver to Purchaser a good standing certificate regarding Company from the office of the Secretary of State of Delaware dated no more than five business days prior to the date of Closing;

(vii) Sellers’ Representative shall deliver to Purchaser a good standing certificate regarding each Company Subsidiary from the office of the Secretary of State of the State of its organization dated no more than five business days prior to the date of Closing;

(viii) Purchaser shall deliver a recent good standing certificate regarding Purchaser from the office of the Secretary of State of Delaware dated no more than five business days prior to the date of Closing;

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(ix) Purchaser shall deliver a certificate enclosing a copy of the charter and by-laws of Purchaser, copies of requisite resolutions or authority of Purchaser’s board of directors, board of managers, shareholders or members, as applicable, approving the transactions contemplated by this Agreement, and a certification as to incumbency of the signatories of Purchaser executing and delivering this Agreement and the documents contemplated hereby;

(x) Sellers shall deliver certified copies of the resolutions terminating the Company 401(k) Plan and any amendments or other documentation required by Section 7.5(b);

(xi) Sellers shall deliver the certificates required by Sections 8.2(a) and (b); and

(xii) Purchaser shall deliver the certificates required by Sections 8.3(a) and (b).

2.6 Escrow Amount. Pursuant to the terms of this Agreement and the Escrow Agreement, the Escrow Amount shall be available to Purchaser to satisfy its rights, if any, to payment under Section 2.3(h) and indemnification under Section 10.2. The Escrow Amount will be held as a trust fund and will not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

2.7 Sellers’ Representative.

(a) Each Seller hereby authorizes and directs Bluff Point Associates Corp. as its agent, proxy and attorney-in-fact and representative under this Agreement (the “Sellers’ Representative”) to take any and all actions in the name and on behalf of such Seller as may be necessary or appropriate to exercise or perform the rights, powers and obligations of such Seller under this Agreement and to consummate the transactions contemplated hereby, including executing and delivering the Escrow Agreement in the name and on behalf of such Seller, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Sellers’ Representative on behalf of Sellers pursuant to this Agreement (including the right to receive notices and other documentation pursuant to the terms of this Agreement on behalf of Sellers). By its execution hereof, each Seller hereby authorizes, delegates and grants to the Sellers’ Representative authority to take all actions that this Agreement provides are to be taken by such Sellers.

(b) Each Seller agrees that the Sellers’ Representative (i) shall not be liable for any actions taken or omitted to be taken under or in connection with this Agreement or the transactions contemplated hereby and (ii) shall not owe any fiduciary duty or have any fiduciary responsibility to any Seller or the Company as a result of its actions taken as the Sellers’ Representative pursuant to this Agreement, except for such actions taken or omitted to be taken resulting from the Sellers’ Representative’s willful misconduct.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(c) Purchaser agrees that the Sellers’ Representative is serving in such capacity solely for purposes of administrative convenience, and shall not be liable in such capacity for any of the obligations of Sellers hereunder, and Purchaser shall not look to the assets of the Sellers’ Representative for the satisfaction of any obligations to be performed by Sellers hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as disclosed in the Disclosure Schedule, each Seller, severally and not jointly, represents and warrants to Purchaser that the following is true and correct. The Disclosure Schedule shall be organized to correspond to the Sections in this Article III. Each exception set forth in the Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the Disclosure Schedule and (ii) any other representation and warranty to the extent the relevance of such exception to such other representation and warranty is reasonably apparent.

3.1 Corporate Organization.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. True and complete copies of the Certificate of Incorporation and bylaws of Company, as in effect as of the date of this Agreement, have previously been furnished or made available to Purchaser.

(b) Section 3.1(b) of the Disclosure Schedule sets forth a complete and correct list of all the Subsidiaries of Company (each a “Company Subsidiary” and collectively the “Company Subsidiaries”). Section 3.1(b) of the Disclosure Schedule also sets forth a list identifying the number (other than wholly-owned Subsidiaries) and owner of all outstanding capital stock or other equity securities of each such Company Subsidiary. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company Subsidiaries are validly issued, fully paid and nonassessable and except as set forth in Section 3.1(b) of the Disclosure Schedule such shares or other securities are owned by Company or a Company Subsidiary free and clear of any Lien with respect thereto. Each Company Subsidiary (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect) and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

3.2 Capitalization. The authorized capital stock of Company consists of 5,000,000 shares of Company Common Stock, 3,675,061 of which are issued and outstanding as of the date of this Agreement and have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights. Such Seller owns the number of shares of Company Common Stock set forth on Exhibit A, free and clear of any Liens. Section 2.4(b) of the Disclosure Schedule sets forth all outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Company, or otherwise obligating Company to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

3.3 Authority; No Violation.

(a) Such Seller has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of each Seller’s obligations hereunder have been duly and validly authorized and approved by all required action on the part of each Seller and no other proceedings on the part of each Seller are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Seller and constitutes, assuming due authorization, execution and delivery of this Agreement by each of the other parties hereto, a valid and binding obligation of such Seller, enforceable against such Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) Neither the execution and delivery of this Agreement by such Seller nor the consummation by such Seller of the transactions contemplated hereby, nor compliance by such Seller with any of the terms or provisions hereof, will, assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Seller or Company or any Company Subsidiary or any of their respective properties or assets or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under or in any payment conditioned, in whole or in part, on a change of control of Company or approval or consummation of transactions of the type contemplated hereby, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of such Seller or Company or any Company Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which such Seller or Company or any Company Subsidiary is a party, or

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be material.

3.4 Consents and Approvals. Except for (i) the requisite filings with, notices to and approval of the Colorado State Banking Board, (ii) the filing of any required applications or notices with Financial Industry Regulatory Authority, Inc. and other applicable federal, state or foreign governmental agencies or authorities as set forth in Section 3.4 of the Disclosure Schedule and approval, if necessary, of such applications and notices, and (iii) if required, any approvals or filings required by the HSR Act, (such consents or approvals, the “Requisite Regulatory Approvals”), no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by the Sellers of this Agreement and (B) the consummation of the transactions contemplated hereby. The only material third party consents necessary in connection with (A) the execution and delivery by the Sellers of this Agreement and (B) the consummation of the transactions contemplated hereby are set forth in Section 3.4 of the Disclosure Schedule. The Sellers have no reason to believe that the Requisite Regulatory Approvals will not be obtained.

3.5 Reports. Company and each Company Subsidiary have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2008 with any federal, state or foreign governmental or regulatory agency or authority (the “Regulatory Agencies”).

3.6 Financial Statements.

(a) There has previously been made available to Purchaser copies of the following financial statements (the “Company Financial Statements”): (a) the audited consolidated balance sheets of Company and Company Subsidiaries as of December 31, 2007, 2008 and 2009, and the related consolidated statements of income, cash flow and changes in stockholder’s equity for the years ending December 31, 2007, 2008 and 2009, and (b) the unaudited consolidated balance sheet of Company and Company Subsidiaries (the “Balance Sheet”) as of September 30, 2010 (the “Balance Sheet Date”), and the related consolidated statement of income for the 9 months then ended. The Company Financial Statements fairly present in all material respects the consolidated financial position, results of operations and cash flows of Company and Company Subsidiaries as of the respective dates or for the respective periods therein set forth and have been prepared in accordance with GAAP consistently applied during the periods involved, except in the case of the Balance Sheet Date statements for the absence of footnotes and subject to recurring year end adjustments normal in nature and amount and consistent with the Company’s past practice. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of Company and Company Subsidiaries.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(b) The books and records kept by Company and Company Subsidiaries are in all material respects complete and accurate and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and have been maintained in the ordinary course of business and in accordance in all material respects with applicable laws.

3.7 Undisclosed Liabilities. Except for (a) those liabilities that are reflected or reserved against on the Balance Sheet, (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (c) liabilities that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and (d) contractual liabilities for the provision or purchase of services and not required to be reflected on a balance sheet prepared in accordance with GAAP, neither Company nor any of the Company Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

3.8 Absence of Certain Changes or Events. Since the Balance Sheet Date: (i) Company and Company Subsidiaries have, in all material respects, carried on their respective businesses in the ordinary course consistent with their past practices and (ii) there have been no events, circumstances, facts or occurrences which constitute a Material Adverse Effect.

3.9 Legal Proceedings. Except as set forth in Section 3.9 of the Disclosure Schedule, neither Company nor any of the Company Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company or such Seller, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or any of the Company Subsidiaries. There is no material injunction, order, judgment or decree imposed upon Company, any of the Company Subsidiaries or the assets of Company or any of the Company Subsidiaries.

3.10 Taxes and Tax Returns.

(a) Company and each Company Subsidiary has duly and timely filed or caused to be filed (including all applicable extensions) all federal, state, foreign and local Tax Returns required to be filed by it or with respect to it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly and timely paid or caused to be paid on their behalf all Taxes that are due and payable other than Taxes that are being contested in good faith, which have not been finally determined, and are adequately reserved against or provided for (in accordance with GAAP) on the most recent consolidated financial statements of the Company. Through the date hereof, Company and the Company Subsidiaries do not have any liability for Taxes in excess of the amount reserved or provided for on their financial statements (but excluding, for this purpose only, any liability reflected thereon for deferred Taxes to reflect timing differences between Tax and financial accounting methods). Any and all Taxes with respect to the Pre-Closing Tax Period of any applicable Straddle Period shall be accrued or otherwise reserved for on the Closing Balance Sheet and included in the calculation of the Closing Working Capital.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(b) There are no audits, examinations, disputes or proceedings pending or threatened in writing with respect to, or claims or assessments asserted or threatened in writing for, any material amount of Taxes upon Company or any of the Company Subsidiaries.

(c) There is no waiver or extension of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax with respect to the Company and any of the Company Subsidiaries, which waiver or extension is in effect.

(d) Neither the Company nor any Company Subsidiary is a party to, is bound by, or has any obligation under, any Tax sharing, allocation, indemnity or similar agreements or arrangement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

(e) The Company and each Company Subsidiary has furnished or made available to Purchaser true and complete copies of (i) each federal and state income Tax Return, and (ii) any foreign Tax Returns, filed for the three most recent fiscal years.

(f) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated Tax Return (other than the group of which Company is the common parent) or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of law), as a transferee or successor, by contract, or otherwise.

(g) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which the Company or any Company Subsidiary is a party and that could be treated as a partnership for federal income Tax purposes.

(h) Neither the Company nor any Company Subsidiary has, nor has it ever had, a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, nor has it otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

(i) No claim has been made in the last five (5) years by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company (or such Company Subsidiary) is or may be subject to taxation by that jurisdiction nor, to the Knowledge of the Company, any Company Subsidiary, or Sellers, is there any factual or legal basis for any such claim.

(j) Other than the transactions contemplated by Section 5.2, neither the Company nor any Company Subsidiary has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed in whole or in part by section 355 or 361 of the Code.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(k) Neither the Company nor any Company Subsidiary is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

(l) Neither the Company nor any Company Subsidiary has engaged in any transaction that, as of the date hereof, is a “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2). The Company and each Company Subsidiary have disclosed in their Tax Returns all information required by the provisions of the Treasury Regulations issued under Section 6011 of the Code with respect to any “reportable transaction” as that term is defined in Section 6707A(c) of the Code.

(m) No gain recognition agreement has been entered into by either the Company or any Company Subsidiary and no private letter rulings or closing agreements have been obtained by either the Company or any Company Subsidiary that will have any effect on the Tax Returns, Tax positions, or other filings of the Company or any Company Subsidiary subsequent to the Closing Date.

(n) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) installment sale or open transaction disposition made on or prior to the Closing Date; or

(iii) prepaid amount received on or prior to the Closing Date.

(o) Neither Company nor any Company Subsidiary has made or become obligated to make, nor will Company or any Company Subsidiary, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to such transaction, make or become obligated to make, any “excess parachute payment,” as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

3.11 Employee Benefit Plans.

(a) Schedule 3.11(a) of the Disclosure Schedule lists all “employee benefit plans,” as defined in Section 3(3) of ERISA, and each other employment, consulting, bonus or other incentive compensation, salary continuation arrangement of other compensatory agreement or arrangement (i) that is currently, or has been at any time in the two prior calendar years, maintained, administered, contributed to or required to be contributed to by the Company or any Subsidiary, (ii) to which the Company or any

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Subsidiary is a party or has any liability, or (iii) that covers any current or former officer, director, employee or independent contractor (or any of their dependents) of the Company, any Subsidiary or any ERISA Affiliate (collectively, the “Company Benefit Plans”). The Company has made available to Purchaser (i) accurate and complete copies of all Company Benefit Plan documents currently in effect or at any time in effect in the two prior calendar years (and, in the absence of such documents, written descriptions) and all other material documents relating thereto, including (if applicable) all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instruments, and summary plan descriptions relating to said Company Benefit Plans, (ii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Company Benefit Plans for which financial statements or actuarial reports are required or have been prepared, and (iii) accurate and complete copies of all annual reports and summary annual reports for all Company Benefit Plans (for which annual reports are required) prepared for the two most recent plan years. The Company has also made available to Purchaser complete copies of other current and material plan summaries, employee booklets, personnel manuals and other material documents or written materials (apart from routine forms and correspondence related to the Company Benefit Plans) concerning the Company Benefit Plans that are in possession of the Company, any Subsidiary or any ERISA Affiliate as of the date hereof. Except as provided in Schedule 3.11(a) of the Disclosure Schedule, neither the Company nor any Subsidiary nor any ERISA Affiliate has ever maintained or contributed to any “defined benefit plan” as defined in Section 3(35) of ERISA, nor do any of them have a current or contingent obligation to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA), or to any multiple employer plan within the meaning of ERISA Section 210 or Code Section 413(c), or any “multiple employer welfare arrangement” (as defined in ERISA Section 3(40)).

(b) No “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred with respect to any Company Benefit Plan subject to such Section 412, whether or not waived. No “reportable event,” within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Company Benefit Plan that is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur prior to the Closing Date, a liability (direct or indirect) under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The assets of the Company are not now, nor will they after the passage of time be, subject to any Lien imposed under Code Section 412(n) by reason of a failure of the Company or any ERISA Affiliate to make timely installments or other payments required under Code Section 412 prior to the Closing Date.

(c) All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Company Benefit Plans have been timely filed or delivered. Neither the Company nor any ERISA Affiliate, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Benefit Plans, has engaged in or been a party to any non-exempt “prohibited transaction” as defined in Section 4975 of the Code and Section 406

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Benefit Plans or the trusts relating thereto or any party dealing with any of the Company Benefit Plans or trusts to any tax or penalty on “prohibited transactions” imposed by Section 4975 of the Code. No fiduciary (as defined in ERISA Section 3(21)) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with either the administration or the assets of any Company Benefit Plan.

(d) Each Company Benefit Plan (including, without limitation, the Company 401(k) Plan) intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify or has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code or a period of time remains to apply for such a determination; copies of all determination letters or, for any Company Benefit Plan maintained under a prototype document, opinion letters, have been delivered to Purchaser, and, to the Knowledge of the Company, nothing has occurred since the date of such determination letters or opinion letters, as applicable, which is likely to cause the loss of such qualification or exemption, or result in the imposition of any excise tax or income tax on unrelated business income under the Code or ERISA with respect to any Company Benefit Plan.

(e) Except as set forth on Schedule 3.11(e) of the Disclosure Schedule:

(i) all contributions, premiums or other payments by the Company due or required to be made under any Company Benefit Plan prior to the date hereof have been made as of the date hereof or, if required by GAAP, are properly reflected on the Company’s financial statements;

(ii) there are no pending, or to the Knowledge of the Company threatened, audits, investigations, examinations, actions, liens, suits, or proceedings relating to any Company Benefit Plan other than routine claims by Persons entitled to benefits thereunder, nor is any Company Benefit Plan the subject of any pending (or, to the Knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, Department of Labor, the Pension Benefit Guaranty Corporation or any other Person;

(iii) no event has occurred, and to the Knowledge of the Company there exists no condition or set of circumstances, which presents a material risk of a partial termination (within the meaning of Section 411(d)(3) of the Code) of any Company Benefit Plan;

(iv) with respect to any Company Benefit Plan that is qualified under Section 401(k) of the Code (including, without limitation, the Company 401(k) Plan), individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law. All

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

employee contributions, including elective deferrals, to the Company 401(k) Plan and any other Company Benefit Plan have been segregated from the Company’s general assets and deposited into the trust established pursuant to such plan in a timely manner in accordance with the regulations of the U.S. Department of Labor and other applicable law; and

(v) neither the Company nor any Subsidiary has liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded “defined benefit plan” (as defined in ERISA Section 3(35)).

(f) Except as reserved for on the Balance Sheet, the Company has no liability or potential liability in any form whatsoever, and the Company will not have liability or potential liability in any form whatsoever, with regard to any Company Benefit Plan, as a result of (i) any failure to perform non-discrimination testing on a Company Benefit Plan; (ii) any failure to timely amend a Company Benefit Plan pursuant to applicable legislation and Internal Revenue Service requirements; (iii) the classification or misclassification of employees and independent contractors; or (iv) the failure to comply with applicable law.

(g) With respect to any Company Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a “Welfare Plan”) and except as set forth on Schedule 3.11(g) of the Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by the Company or any Subsidiary as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Company Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, in all material respects with all of the applicable requirements of applicable federal law, or any similar provisions of state law applicable to employees of the Company or any Subsidiary or any ERISA Affiliate of any of them. None of the Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any Person except as required by COBRA, and none of the Company or any Subsidiary or any ERISA Affiliate of any of them has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other Person, except to the extent required by COBRA or a similarly applicable state statute and except for the continuation of health or welfare benefits to former employees or service providers through the end of the month in which they terminate service, or pursuant to post-termination severance arrangements. No Company Benefit Plan provides health benefits that are not insured through an insurance contract other than a Code Section 125 Company Benefit Plan. Each Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without material liability to the Company as a result thereof, and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(h) During all relevant time periods, neither the Company 401(k) Plan nor any other Company Benefit Plans have owned stock of (i) the Company, and Subsidiary or any ERISA Affiliate or (ii) any non-publicly traded corporation or other entity.

3.12 Labor Matters. Section 3.12 of the Disclosure Schedule contains a list of all current employees of the Company, and the Company has previously provided to the Purchaser a certificate from an officer of the Company listing the position and the annual rate of compensation of each such person. Neither Company nor any Company Subsidiary is, or has over the past five years been, a party to any collective bargaining agreement or other labor union contract. The Company is not now, and has not been, the subject of any proceeding by which any individual or entity is seeking to compel the Company to bargain with any labor union or labor organization, nor is there pending or, to the Company’s Knowledge, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company.

3.13 Compliance with Applicable Law. Company and each Company Subsidiary holds all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. Company and each Company Subsidiary are in compliance with each applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Company or any Company Subsidiary. Neither Company nor any Company Subsidiary knows of, or has received notice of, any material violations of any of the above.

3.14 Material Contracts.

(a) Except for the contracts set forth in Section 3.14(a) of the Disclosure Schedule (collectively, the “Material Contracts”), and contracts involving less than $50,000, neither Company nor any Company Subsidiary is a party to or bound by any of the following:

(i) any contract or agreement for the acquisition of the securities of or any material portion of the assets of any other Person or entity;

(ii) any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where Company or any Company Subsidiary is a lender, borrower or guarantor (other than any guaranty entered into in the ordinary course of business);

(iii) any contract or agreement limiting the freedom of Company or any Company Subsidiary to engage in any line of business to compete with any other Person or prohibiting Company or any Company Subsidiary from soliciting customers, clients or employees, in each case whether in any specified geographic region or business or generally;

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(iv) any contract or agreement with any Affiliate of Company or any Company Subsidiary;

(v) any alliance, cooperation, joint venture, stockholders’ partnership or similar agreement;

(vi) any employment agreement with any employee or officer of Company or any Company Subsidiary;

(vii) any contract or agreement with the fifty (50) largest customers of the Company or any Company Subsidiary, measured by revenues generated during the twelve month period preceding the Balance Sheet Date;

(viii) any Material Revenue Sharing Agreement;

(ix) any contract or agreement for the use or purchase of materials, supplies, goods, services, equipment or other assets providing for aggregate payments by the Company or any Company Subsidiary of $50,000 or more;

(x) contracts and agreements for the rental or lease of real property;

(xi) any service agreement or similar arrangement with any financial institution regarding custody cash accounts that Company or any Company Subsidiary maintains for the benefit of its customers; and

(xii) any other contract the loss of which would have a Material Adverse Effect.

(b) Company and the Company Subsidiaries have performed in all material respects all of the obligations required to be performed by them under each Material Contract to which Company or the Company Subsidiaries are a party or by which Company or the Company Subsidiaries are bound. Each of the Material Contracts is in full force and effect, without amendment, and there exists no default or event of default or to Company’s Knowledge event, occurrence, condition or act, with respect to Company or Company Subsidiaries which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a default or event of default under any Material Contract. No other party to any Material Contract has given notice of its intention to terminate such contract. True, correct and complete copies of all Material Contracts have been furnished or made available to Purchaser.

3.15 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition, on Company or any Company Subsidiaries,

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

of any liability or obligation arising under any local, state or federal environmental statute, regulation or ordinance, including CERCLA, pending or, to the Knowledge of such Seller, threatened against Company or any Company Subsidiary, which liability or obligation would, either individually or in the aggregate, be material to Company or Company Subsidiaries. Neither Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing. There has been no written third party environmental site assessment conducted since January 1, 2002 assessing the presence of hazardous materials located on any property owned or leased by Company or any Company Subsidiary that is within the possession or control of such Seller as of the date of this Agreement that has not been delivered to Purchaser prior to the date of this Agreement.

3.16 Insurance. Company and the Company Subsidiaries have in full force and effect the insurance coverage set forth in Section 3.16 of the Disclosure Schedule. The Company and each Company Subsidiary has paid all premiums due, and has otherwise performed all of its respective material obligations under each such policy. Section 3.16 sets forth, by year, for the current policy year and the preceding policy year, a summary of the loss experience under each such policy.

3.17 Title to Properties.

(a) Each of Company and the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Permitted Encumbrances. All such assets and properties, other than assets and properties in which Company or any Company Subsidiary has a leasehold interest, are free and clear of all Liens (other than Liens for current Taxes not yet due and payable), except for Permitted Encumbrances.

(b) Each of Company and the Company Subsidiaries has complied in all material respects with the terms of all leases to which it is a party, and all such leases are in full force and effect. True and complete copies of all material leases have been made available to Purchaser.

3.18 Intellectual Property.

(a) Section 3.18(a) of the Disclosure Schedule lists the material Intellectual Property used or held for use by Company and the Company Subsidiaries as of the date hereof (collectively, the “Company Intellectual Property”). Company and the Company Subsidiaries own, or are licensed or otherwise possess rights to use, all Company Intellectual Property in the manner that it is currently used by Company, Company Subsidiaries and their respective customers. All registered Company Intellectual Property and all pending applications therefor are (i) valid and subsisting and have not been abandoned, cancelled, or dedicated to the public, (ii) held of record in the name of the Company or a Company Subsidiary free and clear of all Liens and (iii) are not the subject of any opposition, cancellation or reexamination proceeding or any other proceeding challenging their scope, validity, and/or enforceability.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(b) To the Knowledge of the Company and each Company Subsidiary, the business operations of the Company and each Company Subsidiary, as currently conducted, and the Company Intellectual Property do not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party. Neither Company nor any Company Subsidiary has received written notice from any third party alleging any material interference, infringement, misappropriation or violation of any Intellectual Property rights of any third party. There are no pending, or to the Knowledge of the Company and each Company Subsidiary, threatened claims that a third-party has infringed, misappropriated or otherwise violated any Company Intellectual Property. Except as set forth on Schedule 3.18(b), neither Company nor any Company Subsidiary licenses to, or has entered into any agreements relating to any Company Intellectual Property with, third parties, or permits third parties to use any Company Intellectual Property rights. Neither Company nor any Company Subsidiary owes any material royalties or payments to any third party for using or licensing to others any Company Intellectual Property.

3.19 Broker’s Fees. Except for Raymond James & Associates, Inc., all the fees and expenses of which shall be borne entirely by Sellers (except as otherwise provided in Section 11.1), neither Sellers, Company nor any Company Subsidiary has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

3.20 Registrations and Eligibility.

(a) Company, each Company Subsidiary, each “person associated with an investment adviser” (as defined in Section 202(a)(17) of the Advisers Act), and each person associated with a broker or dealer (as defined in Section 3(a)(18) of the 1934 Act), with respect to the Company and each Company Subsidiary, are in compliance with all applicable foreign, federal and state laws and regulations requiring registration, licensing or qualification as an investment adviser, broker, dealer or trust and each Company and Company Subsidiary is current in all filings required under such laws and regulations. Sellers have delivered to Purchaser true, correct and complete copies of the most recent Form ADV and Form BD, as amended to date, of each Company Subsidiary registered as investment adviser or broker-dealer in one or more states.

(b) With respect to Company and each Company Subsidiary that acts as an investment adviser within the meaning of the Advisers Act, (A) such Person is not (taking into account any applicable exemption) ineligible pursuant to Section 203(e) of the Advisers Act and under any comparable provision of applicable state law to act as an investment adviser, (B) no “person associated with an investment adviser” (as defined in Section 202(a)(17) of the Advisers Act), with respect to such Person, is (taking into account any applicable exemption) ineligible under Section 203(f) of the Advisers Act to serve as a “person associated with an investment adviser” or is similarly ineligible under any comparable provision of applicable state law and (C) there is no proceeding or

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

investigation pending and served on Company or any Company Subsidiary which would result in (1) the ineligibility under such Section 203(e) (and such comparable provision of applicable state law) of such Person to act as an investment adviser or (2) the ineligibility under such Section 203(f) (and such comparable provision of applicable state law) of a “person associated with an investment adviser,” with respect to such Person, to serve as a “person associated with an investment adviser.” None of the Company, any Company Subsidiary nor any “person associated with an investment adviser,” with respect to the Company or any Company Subsidiary, has been convicted of any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law (including any event described in Rule 206(4)-4(b) under the Advisers Act).

(c) With respect to Company and each Company Subsidiary that acts as a broker or dealer within the meaning of the 1934 Act, (A) such Person is not (taking into account any applicable exemption) ineligible pursuant to Section 15(b)(4) of the 1934 Act or under any comparable provision of applicable state law to act as a broker or dealer, (B) no “person associated” (as defined in Section 3(a)(18) of the 1934 Act) with such Person is (taking into account any applicable exemption) ineligible under Section 15(b)(6) of the 1934 Act to serve as a “person associated” with a broker or dealer or is similarly ineligible under any comparable provision of applicable state law and (C) there is no proceeding or investigation pending and served on Company or any Company Subsidiary which would result in (1) the ineligibility under such Section 15(b)(4) or any comparable provision of applicable state law of such Person to act as a broker or dealer or (2) the ineligibility under such Section 15(b)(6) or any comparable provision of applicable state law of such “person associated” with such Person to serve as a “person associated” with a broker or dealer.

3.21 Clients. Company and each Company Subsidiary has at all times since January 1, 2008 rendered investment advisory services to Clients with whom they are or were a party to an Investment Advisory Agreement, in compliance with all requirements, if any, as to investment objectives, portfolio composition and portfolio management, the terms of the applicable Investment Advisory Agreement, written instructions from such Clients, prospectuses, registration statements, offering memorandums, board of director or trustee directives and applicable law, except where failure to do so would not, individually or in the aggregate, be material to Company and Company Subsidiaries.

3.22 Data Security; Disaster Recovery Plans.

(a) True and complete copies of the Company’s data security and data control procedures and privacy policies addressing the protection, security, and confidentiality of (i) the Company information, or (ii) third person information that is transmitted to Company from any Person or stored on the Company’s or any Company-contracted, hosted third Person servers (collectively, the “Policies”) have been provided to Purchaser.

(b) The Company is in material compliance with its Policies and, to Company’s Knowledge, all applicable legal requirements relating to the use, collection,

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

storage, disclosure, dissemination, transmission, or transfer of any personally-identifiable information or client-sensitive information retained by the Company or collected by the Company (or by any Person having authorized access to Company records).

(c) The Company and each Company Subsidiary, as applicable, maintains their respective computer systems and related data (the “Company’s Systems”) in all material respects so that its business can recover within a timeframe that adheres to general industry standards and/or any material contractual obligation from any interruption in system service that is the result of forces beyond the Company’s or the Company Subsidiary’s, as applicable, control, including, without limitation, natural disasters, power outages and malicious attack. The Company and each Company Subsidiary, as applicable, maintains archive or back-up copies of all material system, user and client data used with or related to the Company’s Systems at a remote site (the “Company’s Back-Up System”)(in a secure location), which archive or back-up copies are updated on a regular basis that allows the Company and Company Subsidiaries to recover from an event while simultaneously adhering to material contractually agreed to recovery times. The Company and each Company Subsidiary, as applicable, tests the Company’s Back-Up System periodically to verify that the Company’s Systems can be brought up from the Company’s Back-Up System without interruption in its business, loss of data or other material errors. Each time the Company and any Company Subsidiary has tested the Company’s Back-Up System, the Company has successfully brought up the Company’s Systems from the Company’s Back-Up System without any material interruption in its business, loss of data or other material errors.

3.23 Agreements with Regulatory Agencies. Neither Company nor any Company Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by a Regulatory Agency, or is a party to any written agreement, consent agreement or memorandum of understanding with a Regulatory Agency, or is a party to any commitment letter or similar undertaking to a Regulatory Agency, or is subject to any order or directive that would, individually or in the aggregate, have a Material Adverse Effect.

3.24 No Additional Representations. Purchaser acknowledges that such Seller is not making any representation or warranty, express or implied, as to any financial or other matter with respect to such Seller, Company or any Company Subsidiary, except for the representations and warranties expressly set forth in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PURCHASER

Purchaser hereby represents and warrants to Sellers as follows:

4.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Purchaser has the corporate power and authority to own or lease all of its properties and

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be material. True and complete copies of the certificate of incorporation and bylaws of Purchaser, as in effect as of the date of this Agreement, have previously been delivered by Purchaser to Sellers’ Representative.

4.2 Authority; No Violation.

(a) Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Purchaser. No other corporate proceedings (including any approvals of Purchaser’s stockholders) on the part of Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser. Assuming due authorization, execution and delivery by Sellers, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or bylaws of Purchaser or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be material.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

4.3 Consents and Approvals. Except for (i) the Requisite Regulatory Approvals and (ii) such additional consents and approvals, the failure of which to make or obtain would not be material, no consents or approvals of or filings or registrations with any Governmental Entity or, of or with any third party, are necessary in connection with (A) the execution and delivery by Purchaser of this Agreement and (B) the consummation by Purchaser of the transactions contemplated hereby. Purchaser has no reason to believe that any Requisite Regulatory Approvals will not be obtained.

4.4 Financial Wherewithal. Purchaser has sufficient cash or cash equivalents available, directly or through one or more affiliates, to pay the Purchase Price to Sellers on the terms and conditions contained herein, and there is no restriction on the use of such cash or cash equivalents for such purpose.

4.5 Legal Proceedings.

(a) Neither Purchaser nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Purchaser, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Purchaser or any of its Subsidiaries.

(b) There is no injunction, order, judgment or decree imposed upon Purchaser, any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries.

4.6 Compliance with Applicable Law. Purchaser and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and have complied with and are not in default, under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Purchaser or any of its Subsidiaries, except in each case where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have, individually or in the aggregate, a material adverse effect, and neither Purchaser nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above, except for such violations which would not have, individually or in the aggregate, a material adverse effect.

4.7 Agreements with Regulatory Agencies. Neither Purchaser nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive that would, individually or in the aggregate, have a material adverse effect.

4.8 Broker’s Fees. Neither Purchaser nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

4.9 No Additional Representations. Each Seller acknowledges that Purchaser is not making any representation or warranty, express or implied, as to any financial or other matter, except for the representations and warranties expressly set forth in this Article IV.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

In addition, Guarantor hereby represents and warrants to Sellers as follows:

4.10 Corporate Organization. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Guarantor has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be material.

4.11 Authority; No Violation.

(a) Guarantor has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Guarantor. No other corporate proceedings (including any approvals of Guarantor’s stockholders) on the part of Guarantor are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Guarantor. Assuming due authorization, execution and delivery by Sellers, this Agreement constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Neither the execution and delivery of this Agreement by Guarantor, nor the consummation by Guarantor of the transactions contemplated hereby, nor compliance by Guarantor with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or bylaws of Guarantor or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Guarantor or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Guarantor or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Guarantor or any of

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be material.

4.12 Consents and Approvals. Except for (i) the Requisite Regulatory Approvals and (ii) such additional consents and approvals, the failure of which to make or obtain would not be material, no consents or approvals of or filings or registrations with any Governmental Entity or, of or with any third party, are necessary in connection with (A) the execution and delivery by Guarantor of this Agreement and (B) the consummation by Guarantor of the transactions contemplated hereby. Guarantor has no reason to believe that any Requisite Regulatory Approvals will not be obtained.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business of Company Prior to the Closing Date. During the period from the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement (including, without limitation, pursuant to Section 5.2), Sellers shall cause Company and each Company Subsidiary to (a) conduct its business in the usual, regular and ordinary course consistent with past practice and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and its current relationships with its customers, regulators, employees and other persons with which it has significant business or other relationships.

5.2 Certain Actions by Sellers. At or prior to Closing, Sellers shall cause Company and Company Subsidiaries to take any and all actions necessary or appropriate (i) to declare and pay to Sellers a Cash dividend in an amount determined by the board of directors of the Company (provided such dividend is appropriately deducted from Estimated Cash) and (ii) to distribute to Sellers the shares of capital stock of Blue Frog Solutions, Inc. and Aspire Financial Services, LLC held by Company at fair market value, which for the avoidance of doubt shall not be less than the Company’s current tax basis for such shares of capital stock.

5.3 Forbearances of Sellers. During the period from the date of this Agreement to the Closing Date, except as set forth in Section 5.3 of the Disclosure Schedule or as expressly contemplated or permitted by this Agreement (including, without limitation, pursuant to Section 5.2), Sellers shall not with respect to Company and Company Subsidiaries, and Sellers shall not permit Company or any Company Subsidiary to do any of the following, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

(a) (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or (ii) incur any

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

capital expenditures (other than capital expenditures incurred pursuant to contracts or commitments in force on the date of this Agreement) in an aggregate amount in excess of $250,000;

(b) (i) adjust, split, combine or reclassify any capital stock, (ii) declare or pay any dividend or distribution (except for dividends paid by any Company Subsidiary to Company or any other Company Subsidiary) or make any other distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock, (iii) grant any stock option, stock appreciation rights or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock (except upon proper exercise of outstanding stock options) or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including capital stock in any Company Subsidiary, to any individual, corporation or other entity other than a Company Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except (i) in the ordinary course of business consistent with past practice to third parties who are not Affiliates of any Seller or (ii) pursuant to contracts or agreements in force at the date of this Agreement;

(d) (i) acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, or (ii) make any other investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a Company Subsidiary;

(e) change its methods of accounting (or the manner in which it accrues for liabilities) in effect at the Balance Sheet Date, except as required by changes in GAAP;

(f) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

(g) adopt or implement any amendment to its Certificate of Incorporation or any changes to its bylaws or comparable organizational documents; or

(h) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

5.4 No Solicitation. Prior to the Closing Date, or until this Agreement is terminated in accordance with its terms, Sellers shall not, and Sellers shall cause

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Company and the Company Subsidiaries not to, directly or indirectly, solicit or initiate discussions or engage in negotiations with, or provide information (other than publicly available information) to, or authorize any financial advisor or other Person to solicit or initiate discussions or engage in negotiations with, or provide information to, any Person (other than Purchaser or a Purchaser Representative) concerning any potential sale of capital stock of, or merger, consolidation, combination, sale of assets, reorganization or other similar transaction involving, Company.

ARTICLE VI

TAX MATTERS

6.1 Tax Returns. Purchaser shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis and on a basis consistent with applicable law and past practice all Tax Returns with respect to the Company and any Company Subsidiary for taxable periods ending on or prior to the Closing Date and required to be filed thereafter (the “Prior Period Returns”), and all Tax periods that begin before the Closing Date and end after the Closing Date (collectively, the “Straddle Periods” and each a “Straddle Period”). Purchaser shall provide a draft copy of such Tax Returns to the Sellers’ Representative for its review at least ten Business Days prior to the due date thereof. The Sellers’ Representative shall provide its comments to Purchaser at least five Business Days prior to the due date of such returns, and Purchaser shall make all changes requested by the Sellers’ Representative in good faith (unless Purchaser is advised in writing by its independent outside accountants or attorneys that such changes (i) are contrary to applicable law, or (ii) will, or are likely to, increase the post-Closing Tax liabilities of Purchaser or any of its Affiliates. In the event that Purchaser and Sellers’ Representative are unable to resolve any dispute regarding the proper reporting of any items on such Tax Returns, such dispute shall be submitted to a mutually acceptable accounting firm, the decision of which shall be binding on both Purchaser and Sellers. To the extent such Taxes have not been accrued or otherwise reserved for on the Closing Balance Sheet and included in the calculation of Closing Working Capital, the Sellers shall be responsible for all Taxes with respect to the Company and any Company Subsidiary (i) shown to be due on such Prior Period Returns or (ii) shown to be due on Straddle Period Returns to the extent such Taxes relate to the portion of such Straddle Period ending on the Closing Date (the “Pre-Closing Tax Period”). Purchaser and Sellers agree that Purchaser will utilize Company’s historic accounting firm to prepare any Prior Period Returns that such firm historically prepared and that Sellers will be responsible for the expenses related to such firm’s preparation of such Tax Returns. To the extent Purchaser prepares any Prior Period Returns itself or utilizes a firm other than Company’s historic accounting firm to prepare such Tax Returns, Purchaser will be responsible for the expenses related to the preparation of such Tax Returns.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

6.2 Allocation of Straddle Period Taxes.

For purposes of this Agreement:

(a) In the case of any gross receipts, income, or similar Taxes that are payable with respect to a Straddle Period, the portion of such Taxes allocable to (A) the Pre-Closing Tax Period and (B) the portion of the Straddle Period beginning on the day next succeeding the Closing Date (the “Post-Closing Tax Period”) shall be determined on the basis of a deemed closing at the end of the Closing Date of the books and records of the Company (or Company Subsidiary).

(b) In the case of any Taxes (other than gross receipts, income, or similar Taxes) that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the portion of the Straddle Period prior to the Closing Date shall be equal to the product of all such Taxes multiplied by a fraction the numerator of which is the number of days in the Straddle Period from the commencement of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period; provided, however, that appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date (in which case the Sellers shall be responsible for any Taxes related thereto) or occurring after the Closing Date (in which case, Purchaser shall be responsible for any Taxes related thereto).

6.3 Cooperation on Tax Matters.

(a) Purchaser, the Company (and any Company Subsidiary), and the Sellers’ Representative shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation, or other proceeding and making employees (and outside consultants) available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser, Company, each Company Subsidiary, and the Sellers’ Representative agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and any Company Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Sellers’ Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other so requests, the Purchaser or the Sellers’ Representative, as the case may be, shall allow the other to take possession of such books and records.

(b) Purchaser and the Sellers’ Representative further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

6.4 Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company or any Company Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any Company Subsidiary shall be bound thereby or have any liability thereunder.

6.5 Certain Taxes. All transfer or documentary Taxes and fees (including any penalties and interest) incurred in connection with the assignment by Sellers of the certificates representing shares of Company Common Stock to Purchaser under this Agreement shall be the responsibility of Sellers, and each Seller will, at his, her or its own expense, file all necessary Tax Returns and other documentation with respect to such Taxes and fees. If required by applicable law, Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. To the extent any such Taxes are paid by Purchaser, Purchaser shall be entitled to be reimbursed from the Escrow for such Taxes.

6.6 Tax Controversies.

(a) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the sole right to control and make all decisions regarding interests in any Tax audit or administrative or court proceeding relating to Taxes, including selection of counsel and selection of a forum for such contest, provided, however, that in the event such audit or proceeding relates to Taxes for which the Sellers are responsible and have agreed to indemnify Purchaser, (i) Purchaser, the Company (or the relevant Company Subsidiary), and the Sellers’ Representative shall cooperate in the conduct of any audit or proceeding relating to such period, (ii) the Sellers, acting through the Sellers’ Representative, shall have the right (but not the obligation) to participate in such audit or proceeding at the Sellers’ expense, (iii) Purchaser shall not enter into any agreement with the relevant taxing authority pertaining to such Taxes without the written consent of the Sellers’ Representative, which consent shall not unreasonably be withheld, conditioned, or delayed, and (iv) Purchaser may, without the written consent of the Sellers’ Representative, enter into such an agreement provided that Purchaser shall have agreed in writing to accept responsibility and liability for the payment of such Taxes and to forego any indemnification under this Agreement with respect to such Taxes.

(b) The parties will keep each other informed as to matters related to any audit or judicial or administrative proceedings involving Taxes for which indemnification may be sought hereunder, including, without limitation, any settlement negotiations.

6.7 Tax Indemnity. The obligations of the Sellers under Section 10.2(c) shall extend to (i) all Taxes with respect to taxable periods ending on or prior to the Closing Date and (ii) all Taxes with respect to Straddle Periods to the extent that such Taxes are allocable to the period prior to Closing pursuant to Section 6.2. Such obligations shall be without regard to whether there was any breach of any representation or warranty under Article III with respect to such Tax or any disclosures that may have been made with respect to Article III or otherwise. The indemnification obligations under this Section 6.7 shall apply even if the additional Tax liability results from the filing of a return or

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

amended return with respect to a pre-Closing Date transaction or period (or portion of a period) by Purchaser, provided that Purchaser shall not cause or permit Company or any Company Subsidiary to file an amended Tax Return with respect to any taxable period ending on or prior to the Closing Date or any Straddle Period unless (i) the Sellers’ Representative consents in its sole discretion or (ii) Purchaser obtains a legal opinion from counsel reasonably acceptable to the Sellers’ Representative that such amended return is legally required to be filed (provided, further, that such legal opinion may not assume any facts that are disputed in good faith by the Sellers’ Representative).

6.8 Certain Tax Refunds. In order to promptly obtain the Tax Refunds referred to in Section 2.4(d)(ii), Purchaser agrees that (i) it will use its best efforts to file an application to recover estimated Tax payments previously made in 2010 on behalf of the Company no later than the later of (A) January 10, 2011 or (B) twenty (20) Business Days after the Closing Date, (ii) it will use its best efforts to file amended Tax Returns or such other U.S. federal, state and local income tax forms on behalf of the Company as may be required to carryback its losses from 2010 to prior years no later than March 15, 2011, and (iii) it will use its best efforts to file any state or local estimated Tax payment refunds on behalf of the Company with respect to overpayments of the Company’s 2010 state Taxes no later than March 31, 2011. Sellers shall use their best efforts to (i) make available to Purchaser the services of the Company’s current Tax advisor (Erhardt Keefe Steiner Hottman PC) (“Company’s Accountants”) to assist it in filing all such applications and forms and (ii) deliver to Purchaser correct and complete unaudited financial statements for the Company for the taxable year ending December 31, 2010 from Company’s Accountants on or before January 31, 2011. The costs and expenses of Company’s Accountants related to its duties hereunder shall be split 50/50 between Purchaser and Sellers’ Representative. Purchaser agrees to diligently pursue the collection of any and all Tax Refund claims referred to in Section 2.4(d)(ii) and this Section 6.8 and to promptly pay over to Sellers the amount of any such refunds (including any interest paid on such refunds) that Purchaser or Company receives. To the extent Purchaser is required to retain outside counsel to pursue the collection of any such refunds, such counsel shall be reasonably acceptable to Sellers’ Representative and the reasonable costs of such outside counsel shall be the responsibility of Sellers. In the event of any subsequent increase in the amount of any such refunds as the result of any action by a taxing authority or otherwise, Purchaser shall pay such increase to Sellers. In the event of any subsequent decrease in the amount of any such refunds as the result of any action by a taxing authority or otherwise, Purchaser shall be entitled to recover such decrease in the manner provided for in Article X hereof.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Regulatory Matters.

(a) Purchaser and each Seller shall (i) take, or cause to be taken, all actions necessary or proper to comply with all legal requirements which may be imposed on such party with respect to the transactions contemplated hereby, including, without

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

limitation, obtaining any third party consent which may be required to be obtained in connection with the transactions contemplated hereby and (ii) obtain (and cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity which is required or advisable to be obtained by Sellers or Purchaser, respectively, in connection with the transactions contemplated by this Agreement. The parties hereto shall cooperate with each other and promptly prepare and file all necessary documentation, and to effect all applications, notices, petitions and filings (including, if required, notification under the HSR Act), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Purchaser and Sellers shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Sellers, Company or Purchaser, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. For purposes of this Section 7.1(a), in taking each of the foregoing actions each party shall be required only to use reasonable best efforts.

(b) Purchaser and Sellers shall, upon request, furnish each other with all information concerning Purchaser, Sellers, Company and their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Purchaser, Sellers, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

7.2 Access to Information.

(a) Subject to the Confidentiality Agreement, which shall remain in full force and effect, Sellers agree to provide Purchaser and Purchaser’s officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, the “Purchaser Representatives”), from time to time prior to the Closing Date or the termination of this Agreement, such information as Purchaser shall reasonably request with respect to Company and Company Subsidiaries and their respective businesses, financial conditions and operations and such access to the properties and personnel of Company and Company Subsidiaries as Purchaser shall reasonably request, which access shall occur during normal business hours and shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Company or Company Subsidiaries. Except as required by law, Purchaser will hold, and will cause Purchaser Representatives and Affiliates to hold, any nonpublic information received from Sellers or Company or Company Subsidiaries, directly or indirectly, in accordance with the Confidentiality Agreement.

(b) Sellers and Company shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client or other legal privilege of the institution in possession or control of such

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

information or contravene any law, rule, regulation, order, judgment, decree or fiduciary duty entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

7.3 Surrender and Cancellation of Stock Options. On or prior to the Closing, Sellers’ Representative shall deliver to Purchaser the Option Surrender Agreements executed by each Exchange Optionholder.

7.4 Public Disclosure. Sellers and Purchaser shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by applicable law court process or by obligations pursuant to any listing agreement with any national securities exchange.

7.5 Employees; Employee Benefit Matters.

(a) Following the Closing Date, Purchaser shall provide such employee benefit plans for the benefit of employees who are actively employed by the Company and its Subsidiaries as of the Closing Date (“Covered Employees”) on terms that are substantially similar, in the aggregate, to the employee benefit plans Purchaser provides to its own employees.

(b) Prior to the Closing Date, the Company shall terminate the Company 401(k) Plan, by resolution adopted by the Company’s Board of Directors reasonably acceptable to Purchaser, and simultaneously amend the Company 401(k) Plan to the extent necessary to comply with all applicable laws to the extent not previously amended. Such termination shall provide that all participants in the Company 401(k) Plan shall be fully vested in their account balances under the Company 401(k) Plan.

(c) For purposes of their participation in employee benefit plans of Purchaser (the “Purchaser Benefit Plans”), Purchaser shall credit each Covered Employee of Company and each of its Subsidiaries with full credit for all service credited under the Company Benefit Plans (including service with Company prior to the Closing Date and, where applicable, service with prior or predecessor employers to the extent credit is given for such service under the Company Benefit Plans) for purposes of eligibility to participate and vesting. With respect to Purchaser Benefit Plans that are welfare benefit plans, Purchaser shall use commercially reasonable efforts to cause any such plan to waive any pre-existing condition exclusions thereunder with respect to the Covered Employees and their eligible dependents (to the extent waived under the applicable Company Benefit Plans that are Welfare Plans).

(d) Purchaser shall cause Company to honor all written contractual obligations of Company and its Subsidiaries to their respective current and former

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

employees, directors and independent contractors, including, but not limited to, all obligations under employment, severance and consulting plans and arrangements; provided that nothing herein shall limit the right of Purchaser or any of its Subsidiaries to terminate any particular plan or agreement in accordance with its terms. Without limiting the generality of the foregoing, Purchaser shall cause Company to continue and honor the Company’s discretionary bonus program for 2010, consistent with past practice, up to the amounts accrued or otherwise reserved for on the Closing Balance Sheet, including, but not limited to, the standards and timing for eligibility to participate, calculation of the bonus amount, and the time and manner of payment. All such bonus amounts shall be paid in full consistent with past practices to all such eligible employees who are employed by the Company as of the Closing Date.

7.6 Certain Client Matters. Sellers shall use reasonable best efforts, or shall cause each Company Subsidiary that is a party to an Investment Advisory Agreement to use its reasonable best efforts, to obtain, in accordance with applicable law and the applicable Investment Advisory Agreement, and as promptly as practical following the date of this Agreement, such approvals, consents or other actions, if any, by each Client party to an Investment Advisory Agreement so that after the Closing, the applicable Company Subsidiary may continue its applicable management, advisory or sub-advisory relationship on terms that, taken as a whole, are no less favorable to such Company Subsidiary than the terms of the existing Investment Advisory Agreement of such Client. Sellers shall use reasonable best efforts, or shall cause each Company Subsidiary that is a party to a Material Contract described by Section 3.14(a)(vii) or (viii) of this Agreement to use its reasonable best efforts, to obtain as promptly as practical following the date of this Agreement, any approvals, consents or other actions required, so that after the Closing, such contracts may continue on the same terms.

7.7 Certain Investment Company Matters. If requested by Purchaser, Sellers shall use reasonable best efforts, or shall cause each Company Subsidiary that is a party to a 12b-1 Agreement to use its reasonable best efforts, to obtain, in accordance with applicable law and the applicable 12b-1 Agreement, and as promptly as practical following the date of this Agreement, such approvals, consents or other actions, if any, by each counterparty to a 12b-1 Agreement so that after the Closing the applicable Company Subsidiary may continue its relationship with such counterparty on terms that, taken as a whole, are no less favorable to such Company Subsidiary than the terms of the existing 12b-1 Agreement with such counterparty.

7.8 Cooperation. Following the Closing, each party agrees to cooperate in good faith to provide information to the other party that is reasonably necessary in connection with regulatory, legal, accounting and similar matters of Sellers and their Affiliates on the one hand and Purchaser and its Affiliates on the other (and not relating to any dispute, litigation or arbitration between the parties hereto or their Affiliates). The parties agree that any information provided pursuant to this provision shall be kept confidential and shall not be used for any purpose except for the reason given in the request.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

7.9 Additional Covenants of Certain Sellers. As a material inducement for the agreement of Purchaser and Guarantor to enter into this Agreement, and as additional consideration therefor, each of the Specified Sellers, severally and not jointly, does hereby covenant and agree with Purchaser and Guarantor as follows:

(a) (i) Each Specified Seller named in clause (i) of the definition thereof covenants and agrees that, for a period of [****] commencing on the Closing Date, such Specified Seller shall not, in the United States of America or Canada, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competitive Business.

(ii) Each Specified Seller named in clause (ii) of the definition thereof covenants and agrees that, for a period of [****] commencing on the Closing Date, such Specified Seller shall not, in the United States of America or Canada, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competitive Business.

(iii) For clarity, a Specified Seller shall not be deemed to have violated Section 7.9(a) solely because such Seller is engaged as an employee or consultant of an enterprise which has an Affiliate that conducts a Competitive Business, provided that such Seller does not perform services, directly or indirectly, to or for the benefit of such Affiliate.

(b) (i) Each Specified Seller named in clause (i) of the definition thereof covenants and agrees that, for a period of [****] commencing on the Closing Date, such Specified Seller shall not, directly or indirectly, solicit the trade of, or trade with, any person or entity that is a customer or identified prospective customer of the Company as of the Closing Date, or was a customer of the Company within the six-month period immediately prior to the Closing Date (such period, the “Look-Back Period”), in each case for any purpose relating to a Competitive Business.

(ii) Each Specified Seller named in clause (ii) of the definition thereof covenants and agrees that, for a period of [****] commencing on the Closing Date, such Specified Seller shall not, directly or indirectly, solicit the trade of, or trade with, any person or entity that is a customer or identified prospective customer of the Company as of the Closing Date, or was a customer of the Company within the Look-Back Period, in each case for any purpose relating to a Competitive Business.

(iii) Each prospective customer of the Company as of the Closing Date is identified in Section 7.9 of the Disclosure Schedule.

(c) (i) Each Specified Seller named in clause (i) of the definition thereof covenants and agrees that, for a period of [****] commencing on the Closing Date, such Specified Seller shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person who, as of the Closing Date is, or who during the Look-Back

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

Period was, an employee of the Company to leave the employ of the Company, Purchaser, or any Affiliate of Purchaser for any purpose relating to a Competitive Business.

(ii) Each Specified Seller named in clause (ii) of the definition thereof covenants and agrees that, for a period of [****] commencing on the Closing Date, such Specified Seller shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person who, as of the Closing Date is, or who during the Look-Back Period was, an employee of the Company to leave the employ of the Company, Purchaser, or any Affiliate of Purchaser for any purpose relating to a Competitive Business.

(d) Each Specified Seller agrees that the restrictions set forth in this Section 7.9 are narrowly tailored to protect the legitimate interests of the parties and are reasonable. If, however, at the time of enforcement of any of the provisions of this Section 7.9 a court holds that the restrictions stated therein are unreasonable under the circumstances then existing or are otherwise illegal, invalid or unenforceable in any respect by reason of its duration, definition of geographic area or scope of activity, or any other reason, the parties hereto agree that the maximum period, scope or geographical area reasonable or otherwise enforceable under such circumstances shall be deemed automatically substituted for the stated period, scope or area, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Section 7.9 shall remain in full force and effect.

(e) Each Specified Seller agrees that in the event of any breach by such Specified Seller of any of such Specified Seller’s covenants or agreements contained herein, Purchaser would suffer substantial and irrevocable damage which cannot be reasonably or adequately compensated in an action of law and Purchaser would not have an adequate remedy at law in such event and, therefore, in addition to any other remedy Purchaser may have at law or in equity in the event of any such breach, Purchaser shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from any breach of any of the covenants or agreements of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

(f) Notwithstanding anything set forth in this Section 7.9, nothing herein shall prohibit a Specified Seller from investing in stock, bonds or other securities of any publicly traded entity (but without otherwise participating in the business of such entity) which engages in a Competitive Business; provided, that such investment in any class of securities of such entity does not exceed [****] percent ([****]%) of the outstanding shares or principal amount of such class.

7.10 Trinity Lease. Bluff Point Associates Corp. (“Bluff Point”) shall make all remaining payments due under the Lease, dated February 1, 2001, by and between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and Optech Systems, Inc. (the “Trinity Lease”). Bluff Point hereby agrees to indemnify, defend and hold Purchaser harmless from any and all obligations under the Trinity Lease related to the period after the Closing Date.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated.

(b) No Injunctions or Restraints; Illegality. No order, injunction, decree or judgment issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Closing.

8.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to effect the Closing is also subject to the satisfaction or waiver by Purchaser at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Sellers set forth in Article III of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date. Purchaser shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Company to the foregoing effect.

(b) Performance of Obligations of Sellers. Sellers shall have performed in all material respects all obligations required to be performed under this Agreement at or prior to the Closing Date. Purchaser shall have received a certificate signed on behalf of Sellers by the Sellers’ Representative to the foregoing effect.

(c) Required Consents. Sellers shall have delivered to Purchaser, in forms reasonably satisfactory to Purchaser, copies of the third-party authorizations, consents, approvals or notices set forth on Section 8.2(c) of the Disclosure Schedule.

(d) Assignment of Lease. The Agreement of Lease, dated February 1, 2008, by and between Royalton Realty Associates, LLC and Matrix Financial Solutions, Inc. for the property located at 110 Leroy Street, New York, NY (the “Leroy Street Lease”) shall have been assigned to Bluff Point, and the Company shall have been released from all obligations and responsibilities under the Leroy Street Lease.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

(e) [****] Agreement. The current vendor agreements with [****] shall have been amended, in a form reasonably satisfactory to Purchaser, to (i) extend the term of such agreements to [****], (ii) require [****] to provide transition services for [****] in the event such agreements are terminated by [****], and (iii) allow such agreements to be terminated by the Company or its Subsidiary in the event the vendor agreements with [****] are assigned, including by merger or operation of law, to any entity (or an Affiliate of such entity) that provides automated mutual fund clearing and settlement services though [****] for trust companies, banks, or third party administrators.

(f) Material Revenue Sharing Agreements. Sellers shall have delivered to purchaser a schedule listing all Material Revenue Sharing Agreements.

8.3 Conditions to Obligations of Sellers. The obligation of Sellers to effect the Closing is also subject to the satisfaction or waiver by Sellers’ Representative at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article IV of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date. Sellers’ Representative shall have received a certificate signed on behalf of Purchaser by its Chief Executive Officer or Chief Financial Officer to the foregoing effect.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Sellers’ Representative shall have received a certificate signed on behalf of Purchaser by its Chief Executive Officer or Chief Financial Officer to the foregoing effect.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Sellers’ Representative and Purchaser;

(b) by either Sellers’ Representative or Purchaser, if the Closing shall not have occurred on or before March 31, 2011 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

failure to act has been the cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement unless otherwise mutually agreed to by the parties);

(c) by either Sellers’ Representative or Purchaser, if any Requisite Regulatory Approvals required to be obtained pursuant to Section 8.1(a) has been denied by the relevant Governmental Entity and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(d) by Sellers’ Representative, if Purchaser has breached any representation, warranty, covenant or agreement on the part of Purchaser contained in this Agreement in any material respect, which breach would, individually or together with all such other then uncured breaches by Purchaser, constitute grounds for the conditions set forth in Section 8.2(a) or 8.2(b) not to be satisfied at the Closing Date and such breach is not cured within 15 Business Days after written notice thereof to Purchaser; or

(e) by Purchaser, if Sellers have breached any representation, warranty, covenant or agreement on the part of Sellers contained in this Agreement in any material respect, which breach would, individually or together with all such other then uncured breaches by Sellers, constitute grounds for the conditions set forth in Section 8.3(a) or 8.3(b) not to be satisfied at the Closing Date and such breach is not cured within 15 Business Days after written notice thereof to Sellers’ Representative.

9.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation hereunder to the other party hereto, except that (i) the last sentence of Section 7.2(a) (Access to Information), and Section 7.4 (Public Disclosure), Section 9.2 (Effect of Termination), Section 11.1 (Expenses), Section 11.2 (Notices), Section 11.6 (Governing Law) and Section 11.7 (Dispute Resolution) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from liability for any willful and material breach of any provision of this Agreement.

9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto. This Agreement may not be amended except by an instrument in writing signed by an authorized signatory on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X

INDEMNIFICATION

10.1 Survival of Representations and Warranties and Agreements. The respective representations and warranties of Sellers and Purchaser contained in this Agreement shall survive the Closing but shall expire on the [****] anniversary of the Closing Date, except with respect to, and to the extent of, any claim of which written notice specifying, in reasonable detail, the nature and, to the extent known, amount of the claim has been given by one party to the other prior to such expiration; provided, however, that, notwithstanding the foregoing, the representations and warranties set forth in (i) Section 3.1 (Corporate Organization), Section 3.2 (Capitalization), Section 3.3(a) (Authority; No Violation) and Section 3.19 (Broker’s Fees) (the “Designated Seller Representations”) and Section 4.1 (Corporate Organization), Section 4.2(a) (Authority; No Violation) and Section 4.8 (Broker’s Fees) (the “Designated Purchaser Representations”) shall survive the Closing and continue in full force and effect indefinitely and (ii) Section 3.10 (Taxes and Tax Returns) and Section 3.11 (Employee Benefit Plans) shall survive the Closing and continue in full force and effect to the full extent of any applicable statute of limitations. The respective covenants and agreements of Sellers and Purchaser contained in this Agreement (including, without limitation, the indemnification obligations set forth in this Article X) shall survive the Closing, provided that any such covenants and agreements that by their terms are to be performed prior to the Closing Date shall survive the Closing only until the [****] anniversary of the Closing.

10.2 Indemnification by Sellers. Subject to the remaining provisions of this Article X, each Seller shall, severally and not jointly, indemnify, defend and hold Purchaser and its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the “Purchaser Indemnitees”) harmless from and after the Closing Date for the period set forth in Section 10.1 (including any extension thereof as expressly provided for in such Section) from and against such Seller’s Pro Rata Share of any Damages incurred or suffered by the Purchaser Indemnitees to the extent resulting or arising from: (a) any inaccuracy in any of the representations and warranties made herein by such Seller (for this purpose disregarding any qualification or limitation as to materiality or a Material Adverse Effect), (b) any breach of any covenant or agreement of such Seller made herein, (c) Taxes as provided in Section 6.7 of this Agreement, to the extent such Taxes have not been accrued or otherwise reserved for on the Closing Balance Sheet and included in the calculation of the Closing Working Capital provided that, in each case, it is the intent of the parties that all of the provisions of this Agreement shall be interpreted to avoid requiring the Sellers to pay (or suffer a reduction in the Purchase Price) twice for the same liability, including with respect to any liability that was deducted from the Purchase Price pursuant to Section 2.3 hereof, (d) the Leroy Street Lease, (e) any and all obligations under the Trinity Lease related to the period on or prior

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

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to the Closing Date, (f) the complaint filed by A.D. Vallet and Company, LLC with the Securities and Exchange Commission and any and all future claims relating to actions identified in, or resulting from, such complaint, and (g) Taxes relating to the distribution to Sellers of the shares of Blue Frog Solutions, Inc. and Aspire Financial Services, LLC pursuant to Section 5.2(ii) of this Agreement. Notwithstanding the foregoing, or the provisions of Section 6.7, Sellers shall not be liable to indemnify any Purchaser Indemnitees against Damages pursuant to [****], unless and until the aggregate amount of such Damages exceeds $[****] and then only to the extent of such excess. Except as described in the final sentence of this Section 10.2, the maximum liability of all Sellers to the Purchaser Indemnitees for Damages pursuant to [****] shall not exceed $[****] in the aggregate or, as to an individual Seller, such Seller’s Pro Rata Share of Damages. A Seller’s “Pro Rata Share” of Damages shall be equal to the amount of such Damages multiplied by a fraction, the numerator of which is the number of shares of Company Common Stock transferred by such Seller to Purchaser at Closing and the denominator of which is the total number of shares of Company Common Stock transferred by all Sellers to Purchaser at Closing. The maximum liability for the several obligations of each Specified Seller under Section 7.9 shall not exceed the amount of gross proceeds payable to such Specified Seller under this Agreement for all Company Common Stock transferred by such Seller at the Closing. Notwithstanding any provision of this Agreement to the contrary, the obligations of Bluff Point under Section 7.10 shall not be subject to the dollar limitations set forth above.

10.3 Indemnification by Purchaser. Subject to the remaining provisions of this Article X, Purchaser shall indemnify, defend and hold Sellers and their respective officers, directors, managers, partners, employees, agents, advisers, trustees, representatives and Affiliates (collectively, the “Sellers Indemnitees”) harmless from and after the Closing Date for the period set forth in Section 10.1 (including any extension thereof as expressly provided for in such Section) from and against any Damages incurred or suffered by the Sellers Indemnitees to the extent resulting or arising from (a) any inaccuracy in any of the representations and warranties made herein by Purchaser (for this purpose disregarding any qualification or limitation as to materiality or a material adverse effect), and (b) any breach of any covenant or agreement of Purchaser made herein. Notwithstanding the foregoing with respect to Damages arising under this Section 10.3 (and except for Damages resulting from breaches of the Designated Purchaser Representations), (i) Purchaser shall not be liable to indemnify Sellers Indemnitees against Damages unless and until the aggregate amount of such Damages exceeds $[****] and then only to the extent of such excess, and (ii) Purchaser’s maximum liability to the Sellers Indemnitees for Damages shall not exceed $[****]).

10.4 Indemnification Procedure.

(a) Promptly after the incurrence of any Damages by the party seeking indemnification hereunder (the “Indemnified Party”), including, without limitation, any claim by a third party described in Section 10.4(d) hereof, which might give rise to indemnification hereunder or the discovery of any facts or circumstances that the Indemnified Party believes may result in an indemnification claim hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the “Indemnifying Party”) a certificate (the “Claim Certificate”), which Claim Certificate shall:

(i) state that the Indemnified Party has paid or properly accrued Damages, or anticipates that it shall incur liability for Damages for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

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(ii) specify in reasonable detail each individual item of Damages included in the amount so stated to the extent known, the date such item was paid or properly accrued (if applicable), the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount, if reasonably capable of computation to which such Indemnified Party claims to be entitled hereunder; provided, however, that the failure to deliver such Claim Certificate shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party.

(b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Certificate, the Indemnifying Party shall, within 10 Business Days after receipt by the Indemnifying Party of such Claim Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 10 Business Day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to arbitration pursuant to Section 11.7.

(c) Claims for Damages specified in any Claim Certificate to which an Indemnifying Party shall not object in writing within 10 Business Days of receipt of such Claim Certificate, claims for Damages covered by a memorandum of agreement of the nature described in Section 10.4(b) and claims for Damages the validity and amount of which have been the subject of a Final Determination under Section 11.7, are hereinafter referred to, collectively, as “Agreed Claims.” Within 10 Business Days of the determination of the amount of any Agreed Claims, subject to the limitations of this Article X, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by cashier’s check or wire transfer to the bank account or accounts designated in writing by the Indemnified Party not less than one Business Day prior to such payment. Any such amount required to be paid by Sellers shall be paid from the Escrow Amount.

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

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(d) Promptly after the assertion by any third party of any claim against any Indemnified Party that in the reasonable judgment of such Indemnified Party may result in the incurrence by such Indemnified Party of Damages for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party) at such Indemnifying Party’s expense. Any failure on the part of the Indemnified Party to provide prompt notice shall not limit any of the obligations of the Indemnifying Party (except to the extent such failure prejudices the defense of such claim). Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume such control, and shall be responsible for the fees and expenses of the Indemnified Party’s counsel, if (i) the Indemnifying Party shall have failed, within 15 Business Days after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim or to notify the Indemnified Party in writing that it shall assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to, or the assertion of which would be adverse to the interests of, the Indemnified Party, or (iv) the Indemnified Party shall have been advised in writing by counsel that the assumption of such defense by the Indemnifying Party would be inappropriate due to an actual or potential conflict of interest (provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one firm of counsel for all Indemnified Parties, other than local counsel). No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment, subject to the limitations set forth in this Article X. If the Indemnifying Party shall assume the defense of any claim in accordance with the provisions of this Section 10.4(d), the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such claim if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such claim, the settlement is in excess of the maximum liability set forth in Section 10.2 or 10.2, as applicable, or the settlement imposes injunctive or other equitable relief against the Indemnified Party. The Indemnified Party and the Indemnifying Party each agrees to fully cooperate in all matters covered by this Section 10.4(d), including, as required, the furnishing of books and records, personnel and witnesses and the execution of documents, in each case as necessary for any defense of such third party claim and at no

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

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cost to the other party (provided that any reasonable out-of-pockets expenses of the Indemnified Party incurred in connection with the foregoing shall be considered part of Damages hereunder).

10.5 Certain Offsets; Tax Treatment of Payments. For purposes of this Article X, “Damages” shall be net of any insurance or other recoveries payable to the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification. In addition, any indemnification payment made pursuant to this Article X shall be reduced by the amount of any net Tax benefit actually realized by the Indemnified Party through a reduction in Taxes otherwise due as a result of the Damages incurred or suffered by the Indemnified Party. The parties agree to treat any payment pursuant to this Article X (other than the portion treated as interest) as an adjustment to the Purchase Price.

10.6 Exclusive Remedy. After the Closing Date, this Article X shall provide the exclusive remedy for any of the matters addressed herein or other claims arising out of this Agreement, except in the case of (i) any breach of Section 7.9 by a Specified Seller, (ii) any breach of Section 7.10 by Bluff Point, (iii) common law fraud or (iv) with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available. Any amount required to be paid by Sellers under this Article X shall be paid from the Escrow Amount; provided, that (x) any amount required to be paid by a Specified Seller in respect of a breach by such Specified Seller of its obligations under Section 7.9 shall be paid by such Specified Seller directly and (y) any amount required to be paid by Bluff Point under Section 7.10 shall be paid by Bluff Point directly, and neither shall be paid from or otherwise reduce the Escrow Amount.

ARTICLE XI

GENERAL PROVISIONS

11.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, that, each party shall pay one-half of the fees and expenses of the Escrow Agent. Notwithstanding the foregoing and the provisions of Section 3.19, costs and expenses incurred by Sellers in connection with this Agreement and the transactions contemplated hereby (including fees and expenses payable to Raymond James & Associates, Inc. and Ellenoff Grossman & Schole LLP) may be incurred and paid by Company on or prior to Closing up to the amounts accrued or otherwise reserved for on the Closing Balance Sheet and included in the calculation of the Closing Working Capital.

11.2 Notices. All notices and other communications required or permitted to be given hereunder shall be sent to the party to whom it is to be given with copies to all other parties as follow (as elected by the party giving such notice) and be either personally delivered against receipt, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Sellers’ Representative, to:

Bluff Point Associates Corp.

285 Riverside Drive, Suite 350

Westport, CT 06880

Attn: Thomas E. McInerney

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

with a copy to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, NY 10017

Attn: Geoffrey W. Parnass, Esq.

(b)	if to Purchaser or Guarantor, to:

Broadridge Financial Solutions, Inc.

2 Journal Square Plaza

Jersey City, New Jersey 07304

Attn: General Counsel

with a copy to:

Squire, Sanders & Dempsey L.L.P.

4900 Key Tower

127 Public Square

Cleveland, OH 44114-1304

Attn: Daniel G. Berick, Esq. and

          Cipriano S. Beredo, Esq.

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iii) one Business Day after being deposited with a reputable overnight courier.

11.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

11.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.5 Entire Agreement. This Agreement (including the Disclosure Schedules and other documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

11.7 Dispute Resolution.

(a) The arbitration procedure set forth in this Section 11.7 shall be the sole and exclusive method for resolving and remedying any Dispute, except as provided in Section 2.3. Any notices or other communications required to be delivered to Sellers under this Section 11.7 shall be delivered to Sellers’ Representative in accordance with the notice provisions set forth in Section 11.2.

(b) If a party asserts that a Dispute exists, such party shall deliver a written notice to the other parties specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no resolution is reached within 45 days after delivery of such notice, the party delivering the notice of Dispute may, within 75 days after delivery of the notice of Dispute, commence arbitration hereunder by delivering to the other party a notice of arbitration (a “Notice of Arbitration”) and by filing a copy of such Notice of Arbitration with the New York, New York office of the American Arbitration Association. The Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of the Dispute, the claims of the party lodging the Notice of Arbitration and the amount and nature of damages or other relief sought to be recovered and any other matters required to be included therein by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time.

(c) The arbitration shall be conducted in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of Sellers and Purchaser. The arbitration shall be confidential. If the amount in controversy is less than $500,000, the arbitration shall be conducted by a single neutral arbitrator. If the amount in controversy is equal to or greater than $500,000, the arbitration shall be conducted by three neutral arbitrators. The arbitrator shall conduct the arbitration such that a final result, determination, finding, judgment and/or award (the “Final Determination”) is made or rendered as soon as practicable, but in no event later than 120 days after the delivery of the Notice of Arbitration nor later than 30 days following completion of the arbitration. The Final Determination shall be made in writing, shall

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state the basis for the determination and shall be agreed upon and signed by the arbitrator(s). The Final Determination shall be final and binding on all parties to the arbitration, and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of a party or to correct manifest clerical errors. All costs, expenses and fees of the arbitrator and the American Arbitration Association pursuant to this Section 11.7 shall be borne equally by Sellers, on the one hand, and Purchaser, on the other hand.

(d) A party to the arbitration may enforce the Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereby irrevocably submits to the jurisdiction of such court, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

(e) Notwithstanding the foregoing, nothing contained herein shall prevent any party (i) from applying to any state or federal court of competent jurisdiction for the remedies of specific performance, injunctive relief or other non-monetary equitable remedies or (ii) from instituting litigation to enforce any Final Determination.

11.8 Attorneys’ Fees. In the event any party initiates any legal action (including an arbitration pursuant to Section 11.7) to enforce the provisions of this Agreement, the prevailing party shall be entitled to the recovery of reasonable attorneys’ fees and costs in such action.

11.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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11.11 Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to Sellers the payment and performance by Purchaser of all liabilities, obligations, covenants and agreements of Purchaser set forth in this Agreement and the Escrow Agreement.

[Signature page follows]

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

BLUFF POINT ASSOCIATES CORP.

By:	/s/ Paula S. McInerney
Name: Paula S. McInerney
Title: President

The Purchaser:

BROADRIDGE INVESTOR COMMUNICATION SOLUTIONS, INC.

By:	/s/Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: President

The Guarantor:

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Chief Financial Officer

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

THE MCINERNEY/GABRIELE FAMILY LIMITED PARTNERSHIP

By:	/s/Thomas E. McInerney
Name: Thomas E. McInerney
Title: General Partner

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ R. Clifton D’Amato
R. Clifton D’Amato

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ John Moody
John Moody

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ John Farrar
John Farrar

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Let Lee
Let Lee

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

LET LEE AND NEIL GABRIELE AS TRUSTREES OF THE LET LEE 2010 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Let Lee
Name:	Let Lee

By:	/s/ Neil Gabriele
Name:	Neil Gabriele

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Ida Wong
Ida Wong

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Michael Panec
Michael Panec

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ John L. McInerney
John L. McInerney

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Jamie DeRubertis
Jamie DeRubertis

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Neil Gabriele
Neil Gabriele

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ John R. Jones
John R. Jones

/s/ Susan M. Jones
Susan M. Jones

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Joe Wozniak
Joe Wozniak

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Cynthia B. Dash
Cynthia B. Dash

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Joseph Matarazzo
Joseph Matarazzo

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Patricia Rowland
Patricia Rowland

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Scott Pearson
Scott Pearson

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Robert Jones
Robert Jones

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Christine Dawson
Christine Dawson

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Christian Deonier
Christian Deonier

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Bruce S. Matta
Bruce S. Matta

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Robert Beall
Robert Beall

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Wendy Fisk
Wendy Fisk

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Darrin Watts
Darrin Watts

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Suzanne Walters
Suzanne Walters

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Todd Vollmer
Todd Vollmer

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Fang Schmitz
Fang Schmitz

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ John Clarke
John Clarke

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Ed Goldschmidt
Ed Goldschmidt

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Mike Guzzo
Mike Guzzo

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Ed Hinch
Ed Hinch

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Mark Lewis
Mark Lewis

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

IN WITNESS WHEREOF, Sellers, Purchaser and Guarantor have caused this Agreement to be executed as of the date first above written.

The Seller:

/s/ Cary Sun
Cary Sun

Confidential Treatment is Requested by Broadridge Financial Solutions, Inc.

Pursuant to 17 C.F.R. 200.83

ANNEX AND DISCLOSURE SCHEDULES

Annex A: Reference Computations

Schedule A: Sellers

Schedule 2.4(b): Optionholders

Schedule 2.5(b)(v): Resignations

Schedule 3.1(b): Subsidiaries

Schedule 3.4: Other Regulatory Approvals

Schedule 3.4: Material Third Party Consents

Schedule 3.7: Undisclosed Liabilities

Schedule 3.9: Legal Proceedings

Schedule 3.10: Taxes and Tax Returns

Schedule 3.11(a): Company Benefit Plans

Schedule 3.11(e): Exceptions to Benefit Plan Information

Schedule 3.11(g): Exception to Welfare Plan Information

Schedule 3.12: Current Employees

Schedule 3.14(a): Material Contracts

Schedule 3.16: Insurance

Schedule 3.18(a): Intellectual Property

Schedule 3.18(b): Exception to Agreements Relating to IP

Schedule 5.3: Exceptions to Forbearances

Schedule 7.9: Prospective Customers

Schedule 8.2(c): Required Consents